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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

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                           HLI OPERATING COMPANY, INC.

                                  $250,000,000

                          10 1/2% SENIOR NOTES DUE 2010

                          -----------------------------

                                    INDENTURE

                            Dated as of June 3, 2003

                          ----------------------------

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee

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                  This INDENTURE, dated as of June 3, 2003, is entered into by and among HLI Operating Company, Inc., a Delaware corporation ("HLI"), each Guarantor listed on the signature pages hereto, and U.S. Bank National Association, as Trustee (the "Trustee").

                  HLI, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 1/2% Senior Notes due June 15, 2010 (the "Notes"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     DEFINITIONS.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  "144A Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

                  "Additional Assets" means:

                  (1) any Property (other than cash, Cash Equivalents and securities) owned by Holdco or any Restricted Subsidiary and used in a Related Business; or

                  (2) Capital Stock of a Person that becomes or has become a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdco or another Restricted Subsidiary from any Person other than Holdco or an Affiliate of Holdco; provided, however, that, in the case of clause (2), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "Additional Notes" means any Notes (other than Initial Notes and Notes issued under Sections 2.06, 2.07, 2.10, 3.06 and 3.09), issued under this Indenture in accordance with Sections 2.02 and 2.15, as part of the same series as the Initial Notes or as an additional series.

                  "Affiliate" of any specified Person means:

                  (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

                  (2)      any other Person who is a director or officer of:

                           (a)      such specified Person,

                           (b)      any Subsidiary of such specified Person, or

                           (c)      any Person described in clause (1) above.

                  For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.13 and 4.15, and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares

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representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Holdco or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

                  "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

                  "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by Holdco or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                  (1) any shares of Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares), or

                  (2) any other Property of Holdco or any Restricted Subsidiary outside of the ordinary course of business of Holdco or such Restricted Subsidiary,

other than,

                           (a) any disposition by a Restricted Subsidiary to HLI or by Holdco, HLI or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

                           (b) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10,

                           (c)      any disposition effected in compliance with
                  Section 5.01(a) or (b),

                           (d) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $2.5 million,

                           (e) any disposition of cash or Cash Equivalents, and

                           (f) any sale of accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to or by a Securitization Entity for the fair market value thereof.

                  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

                  (1) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligations," and

                  (2)      in all other instances, the greater of:

                           (a) the fair market value of the Property subject to such Sale and Leaseback Transaction at the time of the consummation thereof, and

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                           (b)      the present value (discounted at the
                  interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction at the time of consummation thereof (including any period for which such lease has been extended).

                  "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

                  (1) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

                  (2)      the sum of all such payments.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

                  "Board of Directors" means the board of directors of HLI.

                  "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the board of directors (or committee serving a similar function) of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                  "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

                  "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by Holdco from the issuance or sale (other than to a Subsidiary of Holdco or an employee stock ownership plan or trust established by Holdco or any such Subsidiary for the benefit of their employees) by Holdco of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees

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actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Captive Insurance Subsidiary" means any Wholly Owned Restricted Subsidiary created solely for the purpose of, and engaged solely in the business of, purchasing or providing insurance to, or otherwise directly facilitating the provision of insurance for, Holdco and its Restricted Subsidiaries, provided that any such Wholly Owned Restricted Subsidiary shall be funded by Holdco and its Restricted Subsidiaries in the ordinary course of business solely with such amounts as are reasonably necessary to purchase, provide or facilitate insurance consistent with the past practice of Holdco and its Subsidiaries. In addition, such Wholly Owned Restricted Subsidiary shall satisfy each of the conditions required for the designation of a Subsidiary as an Unrestricted Subsidiary as set forth in clauses (i) through (v) of Section 4.17(a), although designation as an Unrestricted Subsidiary under such Section is not required.

                  "Cash Equivalents" means any of the following:

                  (1) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

                  (2) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) entered into with:

                           (a) a bank meeting the qualifications described in clause (2) above, or

                           (b) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

                  (4) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of Holdco) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
         Act));

                  (5) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

                           (a) the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

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                           (b)      such obligations mature within 180 days of
                  the date of acquisition thereof; and

                  (6)      in the case of any Foreign Restricted Subsidiary:

                           (a) direct obligations of the sovereign nation (or agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) and

                           (b)      investment of the type and maturity
                  described in clauses (1) through (5) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, and

                           (c) investments of the type and maturity described in clauses (1) through (5) above of foreign obligors, which investments or obligors are not rated as provided in such clauses or in (b) above but which are, in the reasonable judgment of HLI, comparable in investment quality to such investments and obligors, provided that the amount of such investments pursuant to this clause (6)(c) outstanding at any time shall not exceed $15 million.

                  "Change of Control" means the occurrence of any of the following events:

                  (1) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Holdco, HLI Parent or HLI (for purposes of this clause (1), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

                  (2) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of Holdco, HLI Parent, HLI and their Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders), shall have occurred, or Holdco, HLI Parent or HLI merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into Holdco, HLI Parent or HLI in any such event pursuant to a transaction in which the outstanding Voting Stock of Holdco, HLI Parent or HLI is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

                           (a) the outstanding Voting Stock of Holdco, HLI Parent or HLI is reclassified into or exchanged for other Voting Stock of Holdco, HLI Parent or HLI or for Voting Stock of the Surviving Person, and

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                           (b)      the holders of the Voting Stock of Holdco,
                  HLI Parent or HLI immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of Holdco, HLI Parent or HLI or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

                  (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of, as relevant, Holdco, HLI Parent or HLI (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of, as relevant, Holdco, HLI Parent or HLI, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the relevant board of directors then in office; or

                  (4) the shareholders of Holdco, HLI Parent or HLI shall have approved any plan of liquidation or dissolution of Holdco, HLI Parent or HLI, as applicable.

                  "Clearstream" means Clearstream Banking S.A. and any successor thereto.

                  "Code" means the U.S. Internal Revenue Code of 1986, as amended.

                  "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

                  "Comparable Treasury Issue" means the United States treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with HLI.

                  "Comparable Treasury Price" means, with respect to any redemption date:

                  (1) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," or

                  (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

                  "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

                  (1) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters in respect of which financial statements have been delivered in accordance with the terms of the Indenture to

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                  (2)      Consolidated Interest Expense for such four fiscal
         quarters;

         provided, however, that:

                           (a)      if

                                        (i)    since the beginning of such
                                    period Holdco or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

                                        (ii)   the transaction giving rise to
                                    the need to calculate the Consolidated
                                    Interest Coverage Ratio is an Incurrence or
                                    Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that the amount of Debt Incurred under revolving credit facilities shall be deemed to be the average daily balance of such Debt during such four-quarter period (or any shorter period in which such facilities are in effect) and, provided further, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if Holdco or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

                           (b)      if

                                        (i)    since the beginning of such
                                    period Holdco or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

                                        (ii)   the transaction giving rise to
                                    the need to calculate the Consolidated
                                    Interest Coverage Ratio is such an Asset
                                    Sale, Investment or acquisition, or

                                        (iii)  since the beginning of such
                                    period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdco or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

                  If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the interest rate in effect for such floating rate of interest on the date of determination had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, Holdco shall be deemed, for purposes of clause (2)(a) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent Holdco and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

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                  "Consolidated Interest Expense" means, for any period, the total interest expense of Holdco and its consolidated Restricted Subsidiaries (net of interest income and payments received in respect of Interest Rate Agreements), plus, to the extent not included in such total interest expense, and to the extent Incurred by Holdco or its Restricted Subsidiaries:

                  (1) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations;

                  (2) amortization of debt discount and debt issuance cost, including commitment fees;

                  (3)      capitalized interest;

                  (4)      non-cash interest expense;

                  (5) commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing;

                  (6) costs associated with Interest Rate Agreements (including amortization of fees);

                  (7)      Disqualified Stock Dividends;

                  (8)      Preferred Stock Dividends;

                  (9) interest Incurred in connection with Investments in discontinued operations;

                  (10) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by Holdco or any of its Restricted Subsidiaries; and

                  (11) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdco) in connection with Debt Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income (loss) of Holdco and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income (loss) of any Person (other than Holdco) if such Person is not a Restricted Subsidiary, except that:

                           (a)      subject to the exclusion contained in clause
                  (3) below, equity of Holdco and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to Holdco or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below), and

                           (b) the equity of Holdco and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

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                  (2)      any net income (loss) of any Restricted Subsidiary if
         such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to Holdco or HLI, except that:

                           (a)      subject to the exclusion contained in clause
                  (3) below, the equity of Holdco and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to Holdco or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

                           (b) the equity of Holdco and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

                  (3) any gain or loss realized upon the sale or other disposition of any Property of Holdco or any of its consolidated Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

                  (4)      any extraordinary gain or loss,

                  (5) the cumulative effect of a change in accounting principles.

                  (6) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of Holdco or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of Holdco (other than Disqualified Stock), and

                  (7) any non-cash income or expense related to changes in the book value of Capital Stock of Holdco or its consolidated Restricted Subsidiaries.

Notwithstanding the foregoing, for purposes of Section 4.10 only, there shall be excluded from Consolidated Net Income any dividends, returns of capital, repayments of loans or advances, interest or other transfers of Property from Unrestricted Subsidiaries to Holdco or a Restricted Subsidiary to the extent such dividends, returns, repayments, interest or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause
(a)(iii)(4) thereof.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02, or such other address as to which the Trustee may give notice to HLI.

                  "Credit Facilities" means, with respect to Holdco or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the New Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade or standby letters of credit, in each case together with any Refinancings thereof.

                  "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option, forward contract or other similar agreement

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or arrangement, in each case, including any Guarantee and collateral documents referred to therein, designed to protect such Person against fluctuations in currency exchange rates.

                  "Custodian" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

                  "Debt" means, with respect to any Person on any date of determination (without duplication):

                  (1)      the principal of and premium (if any) in respect of:

                           (a)      debt of such Person for money borrowed, and

                           (b) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (5) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (6)      all obligations of the type referred to in clauses
         (1) through (5) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7)      all obligations of the type referred to in clauses
         (1) through (6) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such Property and the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

                  (A) zero if such Hedging Obligation has been Incurred pursuant to clause (b)(vi), (vii) or (viii) of Section 4.09, or

                  (B) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

                  "Disqualified Stock" means any Capital Stock of Holdco or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

                  (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (2) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

                  (3) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (1), (2) or (3), the first anniversary of the Stated Maturity of the Notes.

                  "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of Holdco held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to Holdco.

                  "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

                  "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (1) a Foreign Restricted Subsidiary or (2) a Subsidiary of a Foreign Restricted Subsidiary.

                  "EBITDA" means, for any period, an amount equal to, for Holdco and its consolidated Restricted Subsidiaries:

                  (1) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

                           (a) amount of any foreign, U.S. Federal, State or local taxes included in Consolidated Net Income,

                           (b)      Consolidated Interest Expense,

                           (c)      depreciation,

                           (d)      amortization of intangibles,

                           (e) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period),

                           (f) cash charges of up to $20 million in respect of facility closures and other restructuring activities,

                           (g) the following adjustments made pursuant to fresh-start accounting:

                                    (A)      all such adjustments made prior to
                           the date Hayes Lemmerz International, Inc. emerges from Chapter 11 bankruptcy proceedings (the "Emergence Date"); and

                                    (B)      any expense arising after the
                           Emergence Date that is included in cost of goods sold arising from adjustments to inventory that are made in connection with fresh-start accounting,

                           (h)      the following items for HLI and its
                  consolidated Subsidiaries in respect of the period commencing on February 1, 2002 and ending on the Emergence Date:

                                    (A)      non-recurring charges and
                           restructuring charges that in accordance with GAAP are charged against operating income;

                                    (B)      all professional fees, financing
                           costs and other costs, expenses and items directly related to the Chapter 11 cases as reflected in the consolidated statement of operations, including any administrative expense reflecting such costs, expenses or other items;

                                    (C)      all charges to earnings with
                           respect to employee severance;

                                    (D)      the non-cash effect attributable to
                           minority interest income or expense, and

                           (i) costs under employee retention programs approved by the U.S. Bankruptcy Court in the bankruptcy proceedings of Hayes Lemmerz International, Inc.; minus

                  (2) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it represents a change of an accrual of, or reserve for, cash expenditures in any future period).

Notwithstanding the foregoing clause (1), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Holdco by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

                  "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the notes issued in exchange for the Initial Notes or any Additional Notes pursuant to the Registration Rights Agreement.

                  "Exchange Offer" has the meaning set forth in a Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.

                  "Exchange Offer Registration Statement" has the meaning set forth in a Registration Rights Agreement.

                  "fair market value" means, with respect to any Property, (1) the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction and (2) in the case of any determination of fair market value for purposes of Section 4.10:

                  (a) if such Property has a fair market value equal to or less than $5.0 million, by any Officer of HLI;

                  (b) if such Property has a fair market value in excess $5.0 million, by at least a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction; or

                  (c) if such Property has a fair market value in excess of $25 million, by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction, and delivered to the Trustee.

                  "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means accounting principles generally accepted in the United States as in effect on the Issue Date, including those set forth in:

                  (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

                  (2) the statements and pronouncements of the Financial Accounting Standards Board;

                  (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

                  (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Global Notes" means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or

                  (2) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

         provided, however, that the term "Guarantee" shall not include:

                           (a) endorsements for collection or deposit in the ordinary course of business or

                           (b) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (1), (2) or (3) of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means Holdco, each Domestic Restricted Subsidiary (other than HLI, Captive Insurance Subsidiaries, Securitization Entities and HLI (Europe), LLC and HLI Swiss Holdings, LLC and, initially, CMI-Quaker Alloy, Inc., HLI Netherlands Holdings, Inc., Hayes Lemmerz Funding Company, LLC, Hayes Lemmerz Funding Corporation and Hayes Lemmerz International Import, Inc. (See
Section 4.19(b))) and any other Person that becomes a Guarantor pursuant to
Section 4.19 or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Note Guaranty.

                  "Hedging Obligation" of any Person means any obligation or liability, direct or indirect, contingent or otherwise, of such Person in respect of any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

                  "HLI Parent" means HLI Parent Company, Inc., a Delaware corporation, the owner of 100% of the common stock of HLI.

                  "Holdco" means Hayes Lemmerz International, Inc., a Delaware corporation, the owner of 100% of the common stock of HLI Parent.

                  "Holder" means a Person in whose name a Note is registered in the Security Register.

                  "IAI Global Note" means a Global Note in the form of Exhibit A hereto, bearing the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amounts of the Notes sold to Institutional Accredited Investors, if any.

                  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

                  "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with
Article 9.

                  "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of Holdco.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Notes" means $250.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Payment Dates" shall have the meaning set forth in paragraph 1 of each Note.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement, in each case, including any Guarantee and collateral documents referred to therein designed to protect such Person against fluctuations in interest rates.

                  "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.17 and the definition of "Restricted Payment," the term "Investment" shall include the portion (proportionate to Holdco's beneficial equity interest in such Subsidiary) of the fair market value of the net worth of any Subsidiary of Holdco at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdco shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

                  (1) Holdco's "Investment" in such Subsidiary at the time of such redesignation, less

                  (2) the portion (proportionate to Holdco's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its fair market value at the time of such Investment.

                  "Issue Date" means the date on which the Initial Notes are initially issued.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in each of the City of New York, New York, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

                  "Letter of Transmittal" means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by HLI and sent to all Holders of the Initial Notes or any Additional Notes for use by such Holders in connection with an Exchange Offer.

                  "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

                  "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

                  (2) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of the Lien on such Property securing such Debt, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds of such Asset Sale;

                  (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by Holdco or any Restricted Subsidiary after such Asset Sale.

                  "New Credit Facility" means the credit facilities provided under the Credit Agreement dated as of June 3, 2003, among Holdco, HLI, the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Lehman Commercial Paper Inc. as Syndication Agent, including any related notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits or schedules to any of the preceding, as well as any or all of such agreements (or any other agreement that Refinances any of or all such agreements), as may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents or lenders.

                  "Note Guaranty" means a Guarantee of HLI's obligations with respect to the Notes on the terms set forth in the Indenture.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of HLI.

                  "Officers' Certificate" means a certificate signed by two Officers of HLI, at least one of whom shall be the principal executive officer or principal financial officer of HLI, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to HLI or the Trustee.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

                  "Permitted Holders" means (1) Apollo Management V, L.P. and other investment funds under common management, or any Person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least a majority of the total voting power of the Voting Stock of such Person and (2) Q Investment L.P. and other investment funds under common management, or any Person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange
Act), individually or collectively with any of the foregoing, at least a majority of the total voting power of the Voting Stock of such Person. In addition, Holdco shall be a Permitted Holder with respect to HLI Parent and HLI Parent shall be a Permitted Holder with respect to HLI.

                  "Permitted Investment" means any Investment by Holdco, HLI or any of their Restricted Subsidiaries in:

                  (1)      Holdco or any Restricted Subsidiary;

                  (2) any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Related Business;

                  (3) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its Property to, Holdco or a Restricted Subsidiary, provided that such Person's primary business is a Related Business;

                  (4)      Cash Equivalents;

                  (5) receivables owing to Holdco or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Holdco or such Restricted Subsidiary deems reasonable under the circumstances;

                  (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (7) loans and advances to employees made in the ordinary course of business consistent with past practices of Holdco or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $1 million in the aggregate at any one time outstanding;

                  (8) stock, obligations or other securities received in settlement of obligations created in the ordinary course of business and owing to Holdco or a Restricted Subsidiary or in satisfaction of judgments;

                  (9) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with
         (a) an Asset Sale consummated in compliance with Section 4.13 or (b) any disposition of Property not constituting an Asset Sale;

                  (10) a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any equity interests; and

                  (11) other Investments made for fair market value that do not exceed $75 million in the aggregate outstanding at any one time.

                  "Permitted Liens" means:

                  (1)      Liens to secure Debt permitted to be Incurred under
         Section 4.09(b)(ii), Liens to secure obligations with respect to cash management arrangements entered into in the ordinary course of business with lenders or affiliates thereof of Debt permitted to be Incurred under Section 4.09(b)(ii), Liens to secure Debt permitted to be Incurred under Section 4.09(b)(vi) to the extent they relate to Debt permitted under Section 4.09(b)(ii) and Liens to secure Debt permitted to be Incurred under Section 4.09(b)(vii) and (viii);

                  (2)      Liens to secure Debt permitted to be Incurred under
         Section 4.09(b)(iii), provided that any such Lien may not extend to any Property of Holdco or any

         Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

                  (3) Liens for taxes, assessments or governmental charges or levies on the Property of Holdco or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

                  (4) Liens imposed by law, such as carriers', warehousemen's, landlord's, materialmen's and mechanics' Liens and other similar Liens, on the Property of Holdco or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

                  (5) Liens on the Property of Holdco or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of Holdco and the Restricted Subsidiaries taken as a whole;

                  (6) Liens on Property at the time Holdco or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into Holdco or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Holdco or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by Holdco or any Restricted Subsidiary;

                  (7) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Holdco or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

                  (8) pledges or deposits by Holdco or any Restricted Subsidiary under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Holdco or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of Holdco, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

                  (9) utility easements, building and zoning restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

                  (10) Liens on the Capital Stock of any joint venture that is not a Subsidiary of Holdco or any Restricted Subsidiary, provided, that such Lien secures only obligations of such joint venture;

                  (11) Liens existing on the Issue Date not otherwise described in clauses (1) through (10) above;

                  (12)     Liens not otherwise described in clauses (1) through
         (11) above on the Property of any Restricted Subsidiary that is not a Guarantor to secure any Debt permitted to be Incurred by such Restricted Subsidiary pursuant to Section 4.09;

                  (13) Liens on the Property of Holdco or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (2), (6), (7) or (11) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

                           (a) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (2), (6), (7) or (11) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture;

                           (b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs related to such Refinancing; and

                           (c) accrued and unpaid interest on the Debt being Refinanced;

                  (14) Liens on accounts receivable and related assets of the type specified in the definition "Qualified Securitization Transaction" transferred to a Securitization Entity in a Qualified Securitization Transaction;

                  (15) Liens created by Sale and Leaseback Transactions not involving Capital Lease Obligations;

                  (16)     Liens securing Debt permitted to be Incurred under
         Section 4.09(b)(iv), and

                  (17)     Liens not otherwise permitted by clauses (1) through
         (16) above encumbering Property having an aggregate fair market value not in excess of $5 million.

                  "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

                  (1) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of

                           (a) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced plus accrued and unpaid interest, and

                           (b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

                  (2) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

                  (3) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

                  (4) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced,

provided, however, that Permitted Refinancing Debt shall not include:

                           (A) Debt of a Subsidiary of Holdco other than HLI that is not a Guarantor that Refinances Debt of HLI or a Guarantor; or

                           (B) Debt of Holdco or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

                  "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

                  "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than Holdco or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of HLI, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of HLI, as the case may be.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its fair market value.

                  "Public Equity Offering" means an underwritten public offering of common stock of Holdco pursuant to an effective registration statement under the Securities Act.

                  "Purchase Money Debt" means Debt:

                  (1) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt at the time of Incurrence thereof does not exceed the anticipated useful life of the Property being financed; and

                  (2) Incurred to finance the acquisition, construction or lease by HLI or a Guarantor of such Property, including additions and improvements thereto,

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by HLI or such Guarantor.

                  "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Debt owed to Holdco or any Restricted Subsidiary in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by Holdco or any Restricted Subsidiary pursuant to which Holdco or any Restricted Subsidiary may sell, convey or otherwise transfer pursuant to customary terms to: (1) a Securitization Entity (in the case of a transfer by Holdco or any Restricted Subsidiary); and (2) any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of Holdco or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

                  "Reference Treasury Dealer" means Citigroup Global Markets Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), HLI shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, among HLI, the Guarantors and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between HLI and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by HLI to the purchasers of Additional Notes to register such Additional Notes, or exchange such Additional Notes for registered Notes, under the Securities Act.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the applicable date specified as a "Record Date" on the face of the Note.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 904.

                  "Related Business" means any business that is related, ancillary or complementary to the businesses of HLI and the Restricted Subsidiaries on the Issue Date.

                  "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have the correlative meanings. For purposes of Section 4.13 and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend.

                  "Restricted Global Notes" means 144A Global Note, IAI Global Note and Regulation S Global Note.

                  "Restricted Payment" means:

                  (1) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of Holdco or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into Holdco or any Restricted Subsidiary), except for any dividend or distribution that is made solely to Holdco or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Holdco or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of Holdco;

                  (2) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of Holdco or any Restricted Subsidiary or any securities exchangeable for or convertible into any such Capital Stock (other than from Holdco or a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of Holdco that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

                  (4) any Investment (other than Permitted Investments) in any Person; or

                  (5) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than Holdco or a Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the fair market value of the remaining interest, if any, in such former Restricted Subsidiary held by Holdco and the other Restricted Subsidiaries.

                  "Restricted Subsidiary" means HLI Parent, HLI and any other Subsidiary of Holdco other than an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated under the Securities
Act.

                  "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby Holdco or a Restricted Subsidiary transfers such Property to another Person and Holdco or a Restricted Subsidiary leases it from such Person, provided, however, that a Sale and Leaseback Transaction shall not include any transfer and leaseback of any Property completed with 90 days of the acquisition of such Property by Holdco or any Restricted Subsidiary.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securitization Entity" means any Wholly Owned Subsidiary of Holdco or any Restricted Subsidiary (or another Person in which Holdco or any Restricted Subsidiary makes an Investment and to which Holdco or any Restricted Subsidiary transfers accounts receivables and related assets):

                  (1) which engages in no activities other than in connection with the financing of accounts receivable and related assets;

                  (2) which is designated by the Board of Directors (as provided below) as a Securitization Entity;

                  (3) no portion of the Debt or any other Obligations (contingent or otherwise) of which

                           (a) is guaranteed by Holdco or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings and guarantees by the Securitization Entity,

                           (b) is recourse to or obligates Holdco or any Restricted Subsidiary (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or

                           (c) subjects any property or asset of Holdco or any Restricted Subsidiary (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by Holdco or any Restricted Subsidiary;

                  (4) with which none of Holdco nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than those customary for a Qualified Securitization Transaction and, in any event, on terms no less favorable to Holdco or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdco or such Restricted Subsidiary; and

                  (5) to which none of Holdco nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

                  "Senior Debt" of HLI means:

                  (1) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to HLI to the extent post-filing interest is allowed in such proceeding) in respect of

                           (a)      Debt of HLI for borrowed money, and

                           (b) Debt of HLI evidenced by notes, debentures, bonds or other similar instruments permitted under the Indenture for the payment of which HLI is responsible or liable;

                  (2) all Capital Lease Obligations of HLI and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by HLI;

                  (3)      all obligations of HLI

                           (a) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

                           (b)      under Hedging Obligations, or

                           (c) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of HLI and all obligations under any title retention agreement permitted under the Indenture; and

                  (4) all obligations of other Persons of the type referred to in clauses (1), (2) and (3) for the payment of which HLI is responsible or liable as Guarantor,

provided, however, that Senior Debt shall not include:

                           (A) Debt of HLI that is by its terms subordinate in right of payment to the Notes, including any Subordinated Debt;

                           (B) any Debt Incurred in violation of the provisions of this Indenture;

                           (C) accounts payable or any other obligations of HLI to trade creditors created or assumed by HLI in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

                           (D) any liability for Federal, state, local or other taxes owed or owing by HLI;

                           (E)      any obligation of HLI to any of its
                  Subsidiaries; or

                           (F) any obligations with respect to any Capital Stock of HLI.

                  "Senior Debt" of any Guarantor shall have a correlative meaning.

                  "Shelf Registration Statement" has the meaning set forth in any Registration Rights Agreement relating to registering Notes under the Securities Act.

                  "Significant Subsidiary" means any "significant Subsidiary" of Holdco within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Special Interest" means the additional interest, if any, to be paid on the Notes as set forth in Section 4 of the Registration Rights Agreement relating to the Initial Notes or the correlative Section in any other relevant Registration Rights Agreement. For all purposes under this Indenture the term "Interest" shall include Special Interest, if any, with respect to the Notes.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Holdco or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Debt" means any Debt of HLI or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Note Guaranty pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (1)      such Person;

                  (2) such Person and one or more Subsidiaries of such Person; or

                  (3)      one or more Subsidiaries of such Person.

                  "Surviving Person" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01, a Person to whom all or substantially all of the Property of HLI or a Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

                  "TIA" means the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder, including any successor legislation and rules and regulations.

                  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Unrestricted Definitive Notes" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Notes" means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

                  "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of Holdco that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.17 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

                  (2)      any Subsidiary of an Unrestricted Subsidiary.

                  "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for purchase of U.S. dollars with the applicable foreign currency as published in the Financial Times on the date two Business Days prior to such determination, provided, that if any such amount is subject to at least a coterminous Currency Exchange Protection Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such amount, the amount of such currency will be as provided in the Currency Exchange Protection Agreement.

                  Whenever it is necessary to determine whether Holdco or a Restricted Subsidiary has complied with any covenant in this Indenture or a Default has occurred or is continuing and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares and other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements, including the 100,000 shares (the "Preferred Shares") of series A cumulative redeemable exchangeable preferred stock of HLI issued pursuant to the Plan of Reorganization of Hayes Lemmerz International, Inc. and outstanding on the Issue Date) is at such time owned, directly or indirectly, by Holdco and its other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary" means, at any time, a Subsidiary all the Voting Stock of which (except directors' qualifying shares and other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements, including the Preferred Shares) is at such time owned, directly or indirectly, by Holdco and its other Wholly Owned Restricted Subsidiaries.

Section 1.02.     OTHER DEFINITIONS.

                                                                    Defined in
Term                                                                Section
-------------------------------------------------------------------------------
"ACCELERATION NOTICE".........................................      6.02
"AFFILIATE TRANSACTION".......................................      4.15
"AUTHENTICATION ORDER"........................................      2.02(d)
"BENEFITED PARTY".............................................      10.01
"CHANGE OF CONTROL OFFER".....................................      4.18(a)
"CHANGE OF CONTROL AMOUNT"....................................      4.18(a)
"COVENANT DEFEASANCE".........................................      8.03
"DTC".........................................................      2.03(b)
"EVENT OF DEFAULT"............................................      6.01
"EXCESS PROCEEDS".............................................      4.13(c)
"HLI".........................................................      PREAMBLE
"LEGAL DEFEASANCE"............................................      8.02
"LOSSES"......................................................      7.07
"NOTES".......................................................      PREAMBLE
"OFFER AMOUNT"................................................      3.09(c)(ii)
"OFFER PERIOD"................................................      3.09(d)
"OFFER TO PURCHASE"...........................................      3.09(a)
"PAYING AGENT"................................................      2.03(a)
"PREPAYMENT OFFER"............................................      4.13(d)
"PURCHASE DATE"...............................................      3.09(d)
"REGISTRAR"...................................................      2.03(a)
"SECURITY REGISTER"...........................................      3.03
-------------------------------------------------------------------------------

Section 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  (b) The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes and the Note
Guarantees;

                  "indenture security holder" means a Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means HLI, the Guarantors and any successor obligor upon the Notes or the Note Guarantees.

                  (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or SEC rule, as applicable.

Section 1.04.     RULES OF CONSTRUCTION.

                  (a)      Unless the context otherwise requires:

                           (i)      a term has the meaning assigned to it;

                           (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

                           (iii)    "or" is not exclusive;

                           (iv) words in the singular include the plural, and in the plural include the singular;

                           (v) all references in this instrument to "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

                           (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                           (vii)    "including" means "including without
         limitation;"

                           (viii) provisions apply to successive events and transactions; and

                           (ix) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder.

                                   ARTICLE 2.

                                   THE NOTES

Section 2.01.     FORM AND DATING.

                  (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture, and HLI, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) FORM OF NOTES. Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

                  (c) BOOK-ENTRY PROVISIONS. This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by HLI, the Trustee and any agent of HLI or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent HLI, the Trustee or any agent of HLI or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

                  (d) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02.     EXECUTION AND AUTHENTICATION.

                  (a) One Officer shall execute the Notes on behalf of HLI by manual or facsimile signature.

                  (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

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

                  (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Note shall be substantially as set forth in Exhibit A hereto.

                  (d) The Trustee shall, upon a written order of HLI signed by an Officer (an "Authentication Order"), authenticate Notes for original issue.

                  (e) The Trustee may appoint an authenticating agent acceptable to HLI to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent with respect to Holders.

Section 2.03.     REGISTRAR AND PAYING AGENT.

                  (a) HLI shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. HLI may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. HLI may enter into an appropriate agency agreement with any Agent not party to this Indenture, which may incorporate the provisions of the TIA. Such Agreement shall implement the provisions of this Indenture that relate to such Agent. HLI may change any Paying Agent or Registrar without notice to any Holder. HLI shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If HLI fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07. HLI, any Guarantor or any of their Subsidiaries may act as Paying Agent or Registrar.

                  (b) HLI initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  (c) HLI initially appoints the Trustee to act as Registrar and Paying Agent, agent for service of notices and demands in connection with the Global Note and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

                  HLI shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by HLI in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. HLI at any time may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than HLI, any Guarantor or any of their Subsidiaries) shall have no further liability for such funds. If HLI, any Guarantor or any of their Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(a)(ix) or (x) relating to HLI or any Guarantor, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.     HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA

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Section 312(a). If the Trustee is not the Registrar, HLI shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and HLI shall otherwise comply with TIA Section 312(a).

Section 2.06.     TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. HLI shall exchange Global Notes for Definitive Notes if: (1) HLI delivers to the Trustee a notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by HLI within 120 days after the date of such notice from the Depositary; (2) HLI at its option determines that the Global Notes shall be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (3) a Default or Event of Default shall have occurred and be continuing. Upon the occurrence of any of the events in clauses (1), (2) or (3) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in
Section 2.06(b), (c) or (f).

                  (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

                           (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in a Regulation S Global Note may not be made to or for the account or benefit of a "U.S. Person" (as defined in Rule 902(k) of Regulation S) (other than a "distributor" (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                           (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
         Note in an amount equal to the beneficial interest to

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

         be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.06(a), (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by HLI in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

                           (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                                    (A)      if the transferee shall take
                           delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by Applicable Procedures, item (3) thereof;

                                    (B)      if the transferee shall take
                           delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                    (C)      if the transferee will take
                           delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                           (iv)     Transfer and Exchange of Beneficial
         Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                                    (A)      such exchange or transfer is
                           effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                                    (B)      such transfer is effected pursuant
                           to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

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

                                    (C)      such transfer is effected by a
                           broker-dealer pursuant to an Exchange Offer
                           Registration Statement in accordance with a Registration Rights Agreement; or

                                    (D)      the Registrar receives the
                           following:

                                             (1)    if the holder of such
                           beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                             (2)    if the holder of such
                           beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, HLI shall execute and, upon receipt of an Authentication Order in accordance with
Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

                           (v) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                  (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

                           (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.06(a), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                                    (A)      if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                                    (B)      if such beneficial interest is
                           being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (C)      if such beneficial interest is
                           being transferred to a "non-U.S. Person" (as defined in Rule 902(k) of Regulation S) in an offshore transaction in

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

                           accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                    (D)      if such beneficial interest is
                           being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                    (E)      if such beneficial interest is
                           being transferred to HLI, any Guarantor or any of their respective Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

                                    (F)      if such beneficial interest is
                           being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) the aggregate principal amount of the applicable Restricted Global Note, and HLI shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                           (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                                    (A)      such exchange or transfer is
                           effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                                    (B)      such transfer is effected pursuant
                           to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

                                    (C)      such transfer is effected by a
                           broker-dealer pursuant to an Exchange Offer
                           Registration Statement in accordance with a Registration Rights Agreement; or

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

                                    (D)      the Registrar receives the
                           following:

                                             (1)      if the holder of such
                           beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                             (2)      if the holder of such
                           beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the clauses of this Section 2.06(c)(ii) HLI shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) the aggregate principal amount of the applicable Restricted Global Note.

                           (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in
         Section 2.06(b)(ii), the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) the aggregate principal amount of the applicable Unrestricted Global Note, and HLI shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

                           (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a

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

         Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                                    (A)      if the holder of such Restricted
                           Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                                    (B)      if such Restricted Definitive Note
                           is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (C)      if such Restricted Definitive Note
                           is being transferred to a "non-U.S. Person" (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                    (D)      if such Restricted Definitive Note
                           is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                    (E)      if such Restricted Definitive Note
                           is being transferred to HLI, any Guarantor, or any of their respective Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

                                    (F)      if such Restricted Definitive Note
                           is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof; or

                                    (G)      if such Restrictive Definitive Note
                           is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certification in item 3(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) the aggregate principal amount of the appropriate Restricted Global Note.

                           (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                                    (A)      such exchange or transfer is
                           effected pursuant to a Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes such certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                                    (B)      such transfer is effected pursuant
                           to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

                                    (C)      such transfer is effected by a
                           broker-dealer pursuant to an Exchange Offer
                           Registration Statement in accordance with a Registration Rights Agreement; or

                                    (D)      the Registrar receives the
                           following:

                                             (1)    if the holder of such
                           Restricted Definitive Note proposes to exchange such Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                             (2)    if the holder of such
                           Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to
Section 2.06(h) the aggregate principal amount of the Unrestricted Global Note.

                           (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) the aggregate principal amount of one of the Unrestricted Global Notes.

                           (iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                           (v) Issuance of Unrestricted Global Notes. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause
         (ii) above at a time when an Unrestricted Global Note has not yet been issued, HLI shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

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

                  (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a holder of Definitive Notes and such holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                           (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                                    (A)      if the transfer shall be made
                           pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                    (B)      if the transfer shall be made
                           pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                    (C)      if the transfer shall be made
                           pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                           (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

                                    (A)      such exchange or transfer is
                           effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes such certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                                    (B)      any such transfer is effected
                           pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

                                    (C)      any such transfer is effected by a
                           broker-dealer pursuant to an Exchange Offer
                           Registration Statement in accordance with a Registration Rights Agreement; or

                                    (D)      the Registrar receives the
                           following:

                                             (1)    if the holder of such
                                    Restricted Definitive Notes proposes to
                                    exchange such Notes for an Unrestricted
                                    Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                             (2)    if the holder of such
                                    Restricted Definitive Notes proposes to
                                    transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
                                    (4) thereof;

                  and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the clauses of
                  Section 2.06(e)(ii) the Trustee shall cancel the prior Restricted Definitive Note and HLI shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

                           (iii)    Unrestricted Definitive Notes to
         Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holders thereof.

                  (f) EXCHANGE OFFER. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, HLI shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the applicable Restricted Global Notes (A) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement, and (B) accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certification and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and HLI shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                  (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                           (i)      Private Placement Legend.

                                    (A)      Except as permitted by clause (B)
                           below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT "), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED,

         TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),
         ONLY: (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES; (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT; (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2),
         (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT; OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                    (B)      Notwithstanding the foregoing, any
                           Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii),
                           (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
                           2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                           (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF HLI.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO HLI OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i)      GENERAL PROVISIONS RELATING TO TRANSFERS AND
         EXCHANGES.

                           (i) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but HLI may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.13, 4.18 and 9.05).

                           (ii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of HLI, evidencing the same Debt, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                           (iii) Neither the Registrar nor HLI shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
         3.02 and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

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

                           (iv)     Prior to due presentment for the
         registration of a transfer of any Note, the Trustee, any Agent and HLI may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

                           (v) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                           (vi) The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by HLI and to act in accordance with such letter.

                           (vii) To permit registrations of transfers and exchanges, HLI shall execute, and the Trustee shall authenticate, Global Notes and Definitive Notes upon HLI's order or at the Registrar's request.

                           (viii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (ix) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

Section 2.07.     REPLACEMENT NOTES.

                  If any mutilated Note is surrendered to the Trustee or HLI and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, HLI shall issue and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02, shall authenticate a replacement Note. If required by the Trustee or HLI, the Holder of such Note shall provide indemnity sufficient, in the judgment of the Trustee or HLI, as applicable, to protect HLI, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by HLI, such Holder shall reimburse HLI for its reasonable expenses in connection with such replacement.

                  Every replacement Note issued in accordance with this Section
2.07 shall be the valid obligation of HLI evidencing the same Debt as the destroyed, lost or stolen Note and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.     OUTSTANDING NOTES.

                  (a) The Notes outstanding at any time shall be the entire principal amount of Notes represented by all the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09, a Note shall not cease to be outstanding because HLI or an Affiliate of HLI holds the Note; provided, however, that Notes held by HLI, a Guarantor or any of their respective Subsidiaries shall be deemed not to be outstanding for purposes of Section 3.07(b).

                  (b) If a Note is replaced pursuant to Section 2.07, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  (c) If the principal amount of any Note is considered paid under Section 4.01, it shall cease to be outstanding and interest on it shall cease to accrue.

                  (d) If the Paying Agent (other than HLI, a Guarantor or any of their respective Subsidiaries or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.     TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by HLI, a Guarantor, any of their respective Subsidiaries or any of Affiliates or any thereof, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.     TEMPORARY NOTES.

                  Until certificates representing Notes are ready for delivery, HLI may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that HLI considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, HLI shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11.     CANCELLATION.

                  HLI at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of HLI, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless HLI directs them to be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to HLI from time to time upon request unless by a written order, signed by an Officer of HLI, HLI shall direct that cancelled Notes be returned to it. HLI may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     DEFAULTED INTEREST.

                  If HLI defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. HLI shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. HLI shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, HLI (or, upon the written request of HLI, the Trustee in the name and at the expense of HLI) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.     CUSIP OR ISIN NUMBERS.

                  HLI in issuing the Notes may use "CUSIP" and/or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. HLI shall promptly notify the Trustee of any change in the "CUSIP" and/or "ISIN" numbers.

Section 2.14.     SPECIAL INTEREST.

                  If Special Interest is payable by HLI pursuant to a Registration Rights Agreement and paragraph 1 of the Notes, HLI shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Special Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Special Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against HLI directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If HLI has paid Special Interest directly to the Persons entitled to it, HLI shall deliver to the Trustee an Officers' Certificate setting forth the details of such payment.

Section 2.15.     ISSUANCE OF ADDITIONAL NOTES.

                  HLI shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under a related Registration Rights Agreement, if any. The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including, directions, waivers, amendments, consents, redemptions and Offers to Purchase.

                  With respect to any Additional Notes, HLI shall set forth in a Board Resolution and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                  (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (b) the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and

                  (c) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.16.     Record Date.

                  The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01.     NOTICES TO TRUSTEE.

                  If HLI elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers' Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

Section 3.02.     SELECTION OF NOTES TO BE REDEEMED.

                  If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate (and in compliance with applicable legal requirements). However, no Notes of a principal amount of $1,000 or less shall be redeemed in part, and, if a partial redemption of Notes is made with the proceeds of a public offering of common equity securities of Holdco, selection of the Notes or portions of the Notes for redemption shall be made by the Trustee only on a proportional basis or on as nearly a proportional basis as is practicable (except as required by the procedures of DTC), unless that method is otherwise prohibited. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify HLI in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.     NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days prior to a redemption date, HLI shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's address appearing in the securities register maintained in respect of the Notes by the Registrar (the "Security Register").

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a)      the redemption date;

                  (b) The appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers' Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date unless clause (2) of the definition of "Comparable Treasury Price" is applicable, in which case such Officer's Certificate should be delivered on the redemption date;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d)      the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless HLI defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

                  At HLI's request, the Trustee shall give the notice of redemption in HLI's name and at its expense; provided, however, that HLI shall have delivered to the Trustee, at least 30 days (or such shorter period allowed by the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice (in the name and at the expense of HLI) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04.     EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.     DEPOSIT OF REDEMPTION PRICE.

                  On or prior to 11:00 a.m. Eastern time on the Business Day prior to any redemption date, HLI shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to HLI any money deposited with the Trustee or the Paying Agent by HLI in excess of the amounts necessary to pay the redemption price of, and, accrued and unpaid interest, if any, on all Notes to be redeemed.

                  If HLI complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on Notes or portions of Notes called for purchase or redemption in accordance with
Section 2.08(d), whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of HLI to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.     NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, HLI shall issue and, upon HLI's written request, the Trustee shall authenticate for the Holder at the expense of HLI a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.     OPTIONAL REDEMPTION.

                  (a) At any time prior to June 15, 2007, HLI may redeem all or any portion of the Notes, at once or over time, upon notice in accordance with Section 3.03, at a redemption price equal to the greater of:

                                    (A)      100% of the principal amount of the
                           Notes to be redeemed, and

                                    (B)      the sum of the present values of
                           (A) the redemption price of the Notes at June 15, 2007 (as set forth below) and (B) the remaining scheduled payments of interest from the redemption date through June 15, 2007, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 75 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date).

                  (b) At any time and from time to time prior to June 15, 2006, HLI may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the proceeds of one or more Public Equity Offerings at a redemption price equal to 110.50% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) remains outstanding. Any such redemption shall be made within 75 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

                  (c) At any time on or after on or after June 15, 2007, HLI may redeem all or a part of the Notes upon notice in accordance with Section 3.03, at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on June 15 of the years set forth below, and are expressed as percentages of principal amount:

Year                                                               Percentage
2007............................................................    105.250%
2008............................................................    102.625%
2009 and thereafter.............................................    100.000%

                  (d) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08.     MANDATORY REDEMPTION.

                  Except as set forth in Sections 4.13 and 4.18, HLI shall not be required to make mandatory redemption or sinking fund payments with respect to, or offers to purchase, the Notes.

Section 3.09.     OFFERS TO PURCHASE.

                  (a) In the event that, pursuant to Section 4.13 or 4.18, HLI shall be required to commence a Prepayment Offer or Change of Control Offer (each, an "Offer to Purchase"), it shall follow the procedures specified below.

                  (b) HLI shall cause a notice of the Offer to Purchase to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

                  (c) HLI shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder's address appearing in the Security Register a notice, the terms of which shall govern the Offer to Purchase, stating:

                           (i) that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.13 or 4.18, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the circumstances and relevant facts regarding the Change of Control, and that a Change of Control Offer is being made pursuant to Section 4.18;

                           (ii) the principal amount of Notes required to be purchased pursuant to Section 4.13 or 4.18 (the "Offer Amount"), the purchase price, the Offer Period and the Purchase Date (each as defined below);

                           (iii) except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

                           (iv) that any Note not tendered or accepted for payment shall continue to accrue interest;

                           (v) that, unless HLI defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

                           (vi) that Holders electing to have a Note purchased pursuant to the Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only;

                           (vii) that Holders electing to have a Note purchased pursuant to the Offer to Purchase shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to HLI, a Depositary, if appointed by HLI, or a Paying Agent, if any, at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

                           (viii) that Holders shall be entitled to withdraw their election if HLI, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                           (ix) that, in the case of an Prepayment Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, HLI shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by HLI so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

                           (x) that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

                           (xi) any other procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

                  (d) The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), HLI shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  (e) On or prior to the Purchase Date, HLI shall, to the extent lawful:

                           (i) accept for payment (on a pro rata basis to the extent necessary in connection with an Prepayment Offer) the Offer Amount of Notes or portions of Notes properly tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

                           (ii) deposit with the Paying Agent an amount equal to the Offer Amount in respect of all Notes or portions of Notes properly tendered; and

                           (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by HLI and that such Notes or portions thereof were accepted for payment by HLI in accordance with the terms of this
         Section 3.09.

                  (f) HLI, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any event not later than five (5) Business Days after the Purchase Date) deliver to each tendering Holder of Notes properly tendered and accepted by HLI for purchase the Purchase Amount for such Notes, and HLI shall promptly execute and issue a new Note, and the Trustee, upon receipt of an Authentication Order shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. Any Note not so accepted shall be promptly mailed or delivered by HLI to the Holder thereof. HLI shall publicly announce the results of the Offer to Purchase on the Purchase Date.

                  (g) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

                  (h) HLI shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Section 4.13 or 4.18, as applicable, this Section 3.09 or other provisions of this Indenture, HLI shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.13 or 4.18, as applicable, this Section 3.09 or such other provision by virtue of such compliance.

                  (i) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Section 3.01 through 3.06.

                                   ARTICLE 4.

                                   COVENANTS

         For the purposes of determining compliance with any covenant, the U.S. Dollar Equivalent will be used, if and to the extent relevant.

Section 4.01.     PAYMENT OF NOTES.

                  (a) HLI shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Holdco or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by HLI in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to HLI promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. HLI shall pay Special Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Notes and this Indenture. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  (b) HLI shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

                  (c) Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

                  (a) HLI shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon HLI in respect of the Notes and this Indenture may be served. HLI shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time HLI shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and HLI hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  (b) HLI may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. HLI shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) HLI hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of HLI in accordance with Section 2.03.

Section 4.03.     REPORTS.

                  (a) Notwithstanding that HLI may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, HLI shall file with the SEC and provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Section 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed with the SEC and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that HLI shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings.

                  (b) HLI shall furnish to Holders and to prospective investors, upon the request of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act.

Section 4.04.     COMPLIANCE CERTIFICATE.

                  (a) HLI shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of HLI, the Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether HLI, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, HLI, the Guarantors and their Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action HLI is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action HLI is taking or proposes to take with respect thereto.

                  (b)      HLI shall otherwise comply with TIA
Section 314(a)(2).

                  (c) HLI shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default, its status and what action HLI is taking or proposes to take with respect thereto.

Section 4.05.     TAXES.

                  HLI and Holdco shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.     STAY, EXTENSION AND USURY LAWS.

                  HLI and Holdco covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of HLI and Holdco (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.     CORPORATE EXISTENCE.

                  Subject to Article 5, each of HLI and Holdco shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of HLI, Holdco or any such Restricted Subsidiary; provided, however, that HLI and Holdco shall not be required to preserve the corporate, partnership or other existence of any Restricted Subsidiary, if the board of directors of each of HLI and Holdco shall determine that the preservation thereof is no longer desirable in the conduct of the business of HLI, Holdco and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08.     PAYMENTS FOR CONSENT.

                  Holdco and HLI will not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes or the guarantees unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09.     INCURRENCE OF DEBT.

                  (a) Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

                           (i) such Debt is Debt of HLI or a Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.25 to 1.00, or

                           (ii)     such Debt is Permitted Debt.

                  (b) The term "Permitted Debt" is defined to include the following:

                           (i) (1) Debt of HLI evidenced by the Initial Notes issued pursuant to this Indenture and the Exchange Notes issued in exchange for such Initial Notes and in exchange for any Additional Notes and (2) Debt of the Guarantors evidenced by Note Guaranties relating to the Initial Notes issued pursuant to this Indenture and the Exchange Notes issued in exchange for such Initial Notes and in exchange for any Additional Notes;

                           (ii) Debt of HLI or a Guarantor under Credit Facilities or Debt Incurred by a Securitization Entity in a Qualified Securitization Transaction that is nonrecourse to Holdco or any Restricted Subsidiary (except for Standard Securitization Undertakings), provided that the aggregate principal amount of all such Debt under this clause (ii) at any one time outstanding shall not exceed the greater of:

                       (1) $625 million, which amount shall be permanently reduced by the amount of proceeds from Asset Sales used to Repay Debt under the New Credit Facility, and not subsequently reinvested in Additional Assets or used to purchase Notes or Repay other Debt, pursuant to Section 4.13 and

                       (2)       the sum of the amounts equal to:

                                    (A)      80% of the book value of the
                           accounts receivable of Holdco and the Restricted Subsidiaries, and

                                    (B)      50% of the book value of the
                           inventory of Holdco and the Restricted Subsidiaries,

                           less, in the case of clauses (1) and (2) of this clause (ii), the amount of Debt Incurred pursuant to clause (x) below then outstanding in excess of $75 million.

                           (iii)    Debt of HLI or a Guarantor in respect of
Capital Lease Obligations and Purchase Money Debt, provided that:

                       (1) the aggregate principal amount of such Debt does not exceed the fair market value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

                       (2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (iii) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (iii)) does not exceed $50 million aggregate principal amount outstanding at any one time;

                           (iv)     Debt of Holdco owing to and held by any
Wholly Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by Holdco or any Wholly Owned Restricted Subsidiary, provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to Holdco or a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the obligor thereof, provided further, however, if HLI or any Guarantor is the obligor on any such Debt, such Debt must be expressly subordinated in right of payment to the prior payment in full of all obligations with respect to the Notes and the Guarantees, as the case may be;

                           (v)      Debt of a Restricted Subsidiary outstanding
on the date on which such Restricted Subsidiary is acquired by Holdco or a Restricted Subsidiary or otherwise becomes a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of Holdco or was otherwise acquired by Holdco), provided that at the time such Restricted Subsidiary is acquired by Holdco or a Restricted Subsidiary or otherwise becomes a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, Holdco would have been able to Incur $1.00 of additional Debt pursuant to clause (a)(i) of this Section 4.09;

                           (vi)     Debt of Holdco or any Restricted Subsidiary
under Interest Rate Agreements entered into for the purpose of limiting interest rate risks in the ordinary course of the financial management of Holdco or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are, at the time of Incurrence thereof, directly related to payment obligations on Debt otherwise permitted by the terms of this Section 4.09;

                           (vii)    Debt of Holdco or any Restricted Subsidiary
under Currency Exchange Protection Agreements entered into for the purpose of limiting currency exchange rate risks in the ordinary course of the financial management of Holdco or such Restricted Subsidiary and not for speculative purposes;

                           (viii)   Debt of Holdco or any Restricted Subsidiary
under Commodity Price Protection Agreements entered into in the ordinary course of the financial management of Holdco or such Restricted Subsidiary and not for speculative purposes;

                           (ix)     Debt in connection with one or more standby
letters of credit or performance bonds issued by Holdco or any Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

                           (x)      Debt of Foreign Restricted Subsidiaries in
an aggregate principal amount outstanding at any one time not to exceed the greater of

                       (1)      $125 million, and

                       (2) 10% of the consolidated total assets of the Foreign Restricted Subsidiaries;

                           (xi)     Debt of Holdco or any Restricted Subsidiary
outstanding on the Issue Date, after giving effect to the Transactions not otherwise described in clauses (i) through (ix) above, provided that the Debt of Foreign Restricted Subsidiaries under this clause (xi) shall not exceed $25 million;

                           (xii)    Debt of HLI or a Restricted Subsidiary in an
aggregate principal amount outstanding at any one time not to exceed $50 million; and

                           (xiii)   Permitted Refinancing Debt Incurred in
respect of Debt Incurred pursuant to clause (a)(i) of this Section 4.09 and clauses (b)(i), (iii), (v) and (xi) of this Section 4.09.

                  (c) Notwithstanding anything to the contrary contained in this Section 4.09,

                           (i)      Holdco and HLI shall not, and shall not
permit any Guarantors to, Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Debt unless such Debt shall be subordinated to the Notes or the applicable Note Guaranty, as the case may be, to at least the same extent as such Subordinated Debt;

                           (ii)     Holdco and HLI shall not permit any of their
respective Restricted Subsidiaries that is not a Guarantor or the Issuer to Incur any Debt pursuant to this Section 4.09 if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of HLI or any Guarantor; and

                           (iii)    accrual of interest, accretion or
amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this Section 4.09.

                  (d)      For purposes of determining compliance with this
Section 4.09, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(i) through
(b)(xii) of this Section 4.09 or is entitled to be incurred pursuant to clause
(a)(i) of this

Section 4.09, HLI shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant.

Section 4.10.     RESTRICTED PAYMENTS.

                  (a) Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

                           (i) a Default or Event of Default shall have occurred and be continuing,

                           (ii) Holdco could not Incur at least $1.00 of additional Debt pursuant to Section 4.09(a)(i) or

                           (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made in Property other than in cash, to be based upon fair market value of such Property at the time of such Restricted Payment) would exceed an amount equal to the sum of:

                       (1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter in respect of which financial statements have been delivered in accordance with the terms of this Indenture (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

                       (2)       100% of Capital Stock Sale Proceeds, plus

                       (3)       the sum of:

                                    (A)      the aggregate net cash proceeds
                           received by Holdco or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Holdco, and

                                    (B)      the aggregate amount by which Debt
                           (other than Subordinated Debt) of Holdco or any Restricted Subsidiary is reduced on Holdco's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Holdco, excluding, in the case of clause (A) or (B):

                                             (x)      any such Debt issued or
                                    sold to Holdco or a Subsidiary of Holdco or an employee stock ownership plan or trust established by Holdco or any such Subsidiary for the benefit of their employees, and

                                             (y)      the aggregate amount of
                                    any cash or other Property distributed by Holdco or any Restricted Subsidiary upon any such conversion or exchange, plus

                       (4)       an amount equal to the sum of:

                                    (A)      the aggregate reduction in
                           Investments in any Person other than Holdco or a Restricted Subsidiary resulting from dividends, returns of

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                           capital, repayments of loans or advances, interest or
                           other transfers of Property, in each case to Holdco or any Restricted Subsidiary from such Person, and

                                    (B)      the portion (proportionate to
                           Holdco's equity interest in such Unrestricted Subsidiary) of the fair market value of the net worth of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by Holdco or any Restricted Subsidiary in such Person, plus

                       (5)       $20 million.

                  (b)      Notwithstanding the foregoing limitation, Holdco may:

                           (i) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                           (ii) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of Holdco or Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Holdco (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Holdco or an employee stock ownership plan or trust established by Holdco or any such Subsidiary for the benefit of their employees); provided, however, that

                       (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

                       (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (a)(iii)(2) of this Section 4.10;

                           (iii) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments; and

                           (iv) so long as no Default or Event of Default has occurred and is continuing, purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock from any officer, director or employee of Holdco or its Restricted Subsidiaries in an amount not to exceed $1 million per year.

Section 4.11.     LIENS.

                  Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of their Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Note Guaranty will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Debt, prior to) all other Debt of

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Holdco or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien.

Section 4.12.     ISSUANCE OR SALE OF STOCK OF RESTRICTED SUBSIDIARIES.

                  (a)      Holdco and HLI shall not (directly or indirectly):

                           (i) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of any of their respective Restricted Subsidiaries other than a pledge of stock constituting a Permitted Lien under clause (1) of the definition thereof, or

                           (ii) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (i) or (ii):

                              (1) directors' qualifying shares (or other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements, including the Preferred Shares),

                              (2) to Holdco or a Wholly Owned Restricted Subsidiary, or

                              (3) a disposition of 100% of the shares of Capital Stock of a Restricted Subsidiary (excluding HLI Parent and HLI); provided, however, that, in the case of this clause (3),

                                    (A)      such disposition is effected in
                           compliance with Section 4.13, and

                                    (B)      upon consummation of such
                           disposition and execution and delivery of a supplemental indenture in form satisfactory to the Trustee in its reasonable judgment, such Restricted Subsidiary shall be released from any Note Guaranty previously made by such Restricted Subsidiary.

In addition, HLI shall not, directly or indirectly, issue or sell any of its Capital Stock to any Person other than HLI Parent, and HLI Parent shall not, directly or indirectly, issue or sell any of its Capital Stock to any Person other than Holdco.

Section 4.13.     ASSET SALES.

                  (a) Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

                           (i) Holdco, HLI or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the Property subject to such Asset Sale; and

                           (ii) at least 75% of the consideration paid to Holdco, HLI or their respective Restricted Subsidiaries in connection with such Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of Holdco, HLI or any of their respective Restricted Subsidiaries (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Note Guaranty) as a result of which Holdco, HLI and the Restricted Subsidiaries are no longer obligated with respect to such liabilities.

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                  (b)      The Net Available Cash (or any portion thereof) from
Asset Sales may be applied by Holdco or a Restricted Subsidiary, to the extent Holdco or a Restricted Subsidiary elects (or is required by the terms of any Debt):

                           (i) to Repay Senior Debt of HLI or any Guarantor (excluding, in any such case, any Debt owed to Holdco, HLI or an Affiliate of Holdco or HLI) or, in the case of Net Available Cash from Asset Sales by a Foreign Restricted Subsidiary, to Repay Debt of such Foreign Restricted Subsidiary; or

                           (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Holdco or another Restricted Subsidiary).

                  (c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 270 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of HLI for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 270-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds"; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within twenty-four months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

                  (d) When the aggregate amount of Excess Proceeds exceeds $20 million (taking into account income earned on such Excess Proceeds, if any), HLI will be required to make an offer to repurchase (the "Prepayment Offer") the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 3.09. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Notes for repurchase in accordance with Section 3.09, Holdco or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero.

                  (e) The term "Allocable Excess Proceeds" shall mean the product of:

                           (i)      the Excess Proceeds and

                           (ii)     a fraction,

                       (1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and

                       (2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of HLI outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring HLI to make an offer to repurchase such Debt at substantially the same time as the Prepayment Offer.

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

                  (f) Within 30 Business Days after HLI is obligated to make a Prepayment Offer as described in the preceding paragraph, HLI shall send a written notice, by first-class mail, to the Holders, accompanied by such information regarding the Asset Sale as HLI in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

                  (g) HLI will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.13. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.13, HLI will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

Section 4.14.     RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

                  (a) Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any of their respective Restricted Subsidiaries to:

                           (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to Holdco or any Restricted Subsidiary,

                           (ii) make any loans or advances to Holdco or any Restricted Subsidiary, or

                           (iii) transfer any of its Property to Holdco or any Restricted Subsidiary.

                  (b)      The foregoing limitations will not apply:

                           (i)      to restrictions:

                       (1) in effect on the Issue Date (including restrictions pursuant to the Notes, the Indenture and the New Credit Facility),

                       (2) arising under Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Holdco or HLI,

                       (3) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause
                  (b)(i)(1) or (2) above or in clause (b)(ii)(1) or (2) of this
                  Section 4.14, provided such restrictions are not less favorable, taken as a whole, to the Holders than those under the agreement evidencing the Debt so Refinanced, or

                       (4) arising under Debt or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity; and

                           (ii)     with respect to (a)(iii) of this Section
         4.14 only, to restrictions:

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

                       (1) relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Note Guaranty pursuant to Sections 4.09 and 4.11 that limit the right of the debtor to dispose of or transfer the Property securing such Debt,

                       (2) encumbering Property at the time such Property was acquired by Holdco or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition,

                       (3) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

                       (4) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale, or

                       (5) customary restrictions contained in joint venture agreements entered into in the ordinary course of business and in good faith.

Section 4.15.     TRANSACTIONS WITH AFFILIATES.

                  (a) Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of Holdco or HLI (an "Affiliate Transaction"), unless:

                           (i)      the terms of such Affiliate Transaction are:

                       (1)       set forth in writing, and

                       (2) no less favorable to Holdco, HLI or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of Holdco, HLI or such Restricted Subsidiary,

                           (ii) if such Affiliate Transaction involves aggregate payments or value in excess of $5 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, concludes that such Affiliate Transaction complies with clause (a)(i)(2) of this Section 4.15 as evidenced by a Board Resolution promptly delivered to the Trustee, and

                           (iii) if such Affiliate Transaction involves aggregate payments or value in excess of $25 million, Holdco or HLI obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Holdco, HLI and the Restricted Subsidiaries.

                  (b) Notwithstanding the foregoing limitation, Holdco, HLI or any of their respective Restricted Subsidiaries may enter into or suffer to exist the following:

                           (i) any transaction or series of transactions between Holdco and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, including the making of secured or unsecured intercompany loans not otherwise prohibited by the terms of this Indenture, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of Holdco or HLI (other than Holdco, HLI or a Restricted Subsidiary);

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

                           (ii) any Restricted Payment permitted to be made pursuant to Section 4.10 or any Permitted Investment;

                           (iii) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of Holdco, HLI or any of their respective Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

                           (iv) agreements in effect on the Issue Date and described in the final offering memorandum regarding the Initial Notes, dated as of May 22, 2003, and any modifications, extensions or renewals thereto that are no less favorable to Holdco, HLI or any Restricted Subsidiary than such agreements as in effect on the Issue Date;

                           (v) any customary transactions between or among any of Holdco, HLI, any Restricted Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by terms of this Indenture;

                           (vi) any transaction or series of transactions pursuant to supply or similar agreements entered into in the ordinary course of business and consistent with past practice on customary terms, as determined by HLI in its good faith judgment; and

                           (vii) any transaction or series of transactions between Holdco, HLI or any of their Restricted Subsidiaries with any joint venture that constitutes an Affiliate solely by virtue of Holdco's, HLI's or any Restricted Subsidiary's control of such joint venture.

Section 4.16.     SALE AND LEASEBACK TRANSACTIONS.

                  (a) Holdco and HLI shall not, and shall not permit any of their respective Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

                           (i) Holdco, HLI or such Restricted Subsidiary would be entitled to:

                       (1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.09, and

                       (2) create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Note Guaranty pursuant to Section 4.11, and

                           (ii) such Sale and Leaseback Transaction is effected in compliance with Section 4.13.

Section 4.17.     DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

                  (a) The Board of Directors may designate any Subsidiary of Holdco other than HLI Parent or HLI to be an Unrestricted Subsidiary if such
Subsidiary:

                           (i) does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, Holdco or any Restricted Subsidiary;

                           (ii)     has no Debt other than Debt:

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

                           (1) as to which neither Holdco nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (B) is directly or indirectly liable as a Guarantor or otherwise, or (C) constitutes the lender, provided, however, that Holdco or a Restricted Subsidiary may loan, advance or extend credit to, or Guarantee the Debt of, an Unrestricted Subsidiary at any time at or after such Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 4.10,

                           (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Debt (other than any Guarantee permitted by the proviso to the preceding clause (a)(ii)(1)) of Holdco or any Restricted Subsidiaries to declare a default on such Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, and

                           (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or other Property of Holdco or any Restricted Subsidiaries, except for Debt that has been Guaranteed as permitted by the proviso to the preceding clause (a)(ii)(1);

                           (iii) is not party to any agreement, contract, arrangement or understanding with Holdco or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdco or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdco;

                           (iv) is a Person with respect to which neither Holdco nor any Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                           (v) has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of Holdco or any Restricted Subsidiaries.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Holdco will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (c)(i) and (ii) of this Section 4.17 will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

                  (b)      Except as provided in the first sentence of clause
(a), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and none of Holdco, HLI nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this
Section 4.17, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee in its reasonable judgment, be released from any Note Guaranty previously made by such Restricted Subsidiary.

                  (c) The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

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                           (i)      Holdco could Incur at least $1.00 of
         additional Debt pursuant to Section 4.09(a)(i),and

                           (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

                  (d) Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate of HLI that:

                           (i)      certifies that such designation or
         redesignation complies with the foregoing provisions, and

                           (ii) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of HLI in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of Holdco's fiscal year, within 90 days after the end of such fiscal year).

Section 4.18.     REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, HLI shall, within 30 days of a Change of Control, make an offer (the "Change of Control Offer") pursuant to the procedures set forth in Section 3.09. Each Holder shall have the right to accept such offer and require HLI to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the Change of Control Offer at a purchase price, in cash (the "Change of Control Amount"), equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, including Special Interest, if any, on the Notes repurchased to the Purchase Date.

                  (b) HLI shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by HLI and purchases all Notes or portions of Notes validly tendered and not withdrawn under the Change of Control Offer.

Section 4.19.     FUTURE GUARANTORS.

                  (a) Holdco and HLI shall cause each Person that becomes a Domestic Restricted Subsidiary following the Issue Date, other than any Captive Insurance Subsidiaries or Securitization Entities, to execute and deliver to the Trustee a Note Guaranty at the time such Person becomes a Domestic Restricted Subsidiary. In addition, Holdco and HLI will cause each of their existing non-Guarantor Subsidiaries and each of their Foreign Restricted Subsidiaries created or acquired after the Issue Date which has Guaranteed or which Guarantees any Debt of Holdco or any Domestic Restricted Subsidiary, to execute and deliver to the Trustee a Guarantee agreement pursuant to which such non-Guarantor or Foreign Restricted Subsidiary will Guarantee payment of HLI's obligations under the Notes on the same terms and conditions as set forth in the Guarantee of such other Debt of Holdco or any Restricted Subsidiary given by such non-Guarantor or Restricted Foreign Subsidiary.

                  (b) Holdco and HLI shall use their best efforts to cause, as promptly as practical, the dismissal of the bankruptcy cases pending on the Issue Date relating to CMI-Quaker Alloy, Inc., HLI Netherlands Holdings, Inc., Hayes Lemmerz Funding Company, LLC, Hayes Lemmerz Funding Corporation and Hayes Lemmerz International Import, Inc. Within five Business Days of the dismissal of any such bankruptcy case relating to any such company, Holdco and HLI shall cause such company to execute and deliver to the Trustee a Note Guaranty. Prior to the dismissal of the bankruptcy case relating to

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any such company, such company shall not Incur any Debt (including intercompany Debt) or Lien and neither Holdco nor any of its Restricted Subsidiaries shall make any Investment (in excess of $1.0 million in the aggregate) in such company, other than extensions of credit to Restricted Subsidiaries in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such company.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01.     MERGER, CONSOLIDATION OR SALE OF ASSETS OF HLI AND GUARANTORS.

                  (a) HLI shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into HLI) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless:

                           (i) HLI shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than HLI) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (ii) the Surviving Person (if other than HLI) expressly assumes, by supplemental indenture in form satisfactory to the Trustee in its reasonable judgment, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by HLI;

                           (iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of HLI, such Property shall have been transferred as an entirety or virtually as an entirety to one Person or a group of related persons;

                           (iv) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clause (v) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                           (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis, HLI or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under Section 4.09(a)(i); and

                           (vi) HLI shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee in its reasonable judgment, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

                  (b) Holdco shall not, and Holdco and HLI shall not permit any other Guarantor to, merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned

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Restricted Subsidiary into HLI or a Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless:

                           (i) the Surviving Person (if other than such Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (ii) the Surviving Person (if other than such Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee in its reasonable judgment, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Guarantor under its Note Guaranty and, in the case of Holdco, due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by Holdco;

                           (iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                           (iv) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clause (v) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, HLI or any Guarantor as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, HLI or such Guarantor at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                           (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis, Holdco would be able to Incur at least $1.00 of additional Debt under Section 4.09(a)(i); and

                           (vi) HLI shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee in its reasonable judgment, an Officers' Certificate and an Opinion of Counsel of HLI, each stating that such transaction or series of transactions and such Note Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

                  The foregoing provisions (other than clause (iv)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if Holdco has complied with Section 4.13.

Section 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

                  The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of Holdco and HLI under the Indenture (or of the Guarantor under the Note Guaranty, as the case may be), but the predecessor of Holdco and HLI in the case of:

                  (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of Holdco or HLI as an entirety or virtually as an entirety), or

                  (b)      a lease,

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shall not be released from any of the obligations or covenants under this
Indenture, including with respect to the payment of the Notes and obligations under the Note Guarantees.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01.     EVENTS OF DEFAULT.

                  (a) Each of the following constitutes an "Event of Default" with respect to the Notes:

                           (i) failure to make the payment of any interest, including Special Interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

                           (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

                           (iii)    failure to comply with Section 5.01;

                           (iv) failure to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a) (i), (ii) or (iii)), and such failure continues for 30 days after written notice is given to HLI as provided below;

                           (v) a default under any Debt in an aggregate amount in excess of $20.0 million by Holdco or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity (the "cross acceleration provisions");

                           (vi) any judgment or judgments for the payment of money in an aggregate amount in excess of $20.0 million (net of applicable insurance, if any, that is not subject to any reservation of rights by the insurer) that shall be rendered against Holdco or any Restricted Subsidiaries and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

                           (vii) any Note Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Note Guaranty) or any Guarantor denies or disaffirms its obligations under its Note Guaranty (the "guaranty provisions");

                           (viii) any security interest shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or the release thereof in accordance with its terms, or any security interest created thereunder shall be declared invalid or unenforceable or HLI or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the "security default provisions");

                           (ix) Holdco, HLI Parent, HLI or any Significant Subsidiary, or any group of Holdco's Subsidiaries that, when taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                       (1) commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

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                       (2)      consents to the entry of an order for relief
                  against it in an involuntary case or consents to its dissolution or winding up;

                       (3) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

                       (4) makes a general assignment for the benefit of its creditors;

                       (5) admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; or

                       (6) seeks a stay of proceedings against it or proposes or gives notice or intention to propose a compromise, arrangement or reorganization of any of its debts or obligations under any Bankruptcy Law; provided, however, in the case of Chapter 11 bankruptcy cases relating to CMI-Quaker Alloy, Inc., HLI Netherlands Holdings, Inc., Hayes Lemmerz Funding Company, LLC, Hayes Lemmerz Funding Corporation and Hayes Lemmerz International Import, Inc., each pending on the Issue Date, no Event of Default shall arise under this clause
                  (ix)(6) in the event such compromise, arrangement or reorganization involves payments of not more than $1.0 million in the aggregate to creditors of such Subsidiary or group of Subsidiaries; and

                           (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                       (1) is for relief against Holdco, HLI Parent, HLI or any Significant Subsidiary, or any group of Holdco's Subsidiaries that, when taken together, would constitute a Significant Subsidiary, in an involuntary case; or

                       (2) appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of Holdco, HLI Parent, HLI or any Significant Subsidiary, any group of Holdco's Subsidiaries that, when taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of Holdco, HLI Parent, HLI or any Significant Subsidiaries, any group of Holdco's Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

                       (3) orders the liquidation of Holdco, HLI Parent, HLI or any of Holdco's Significant Subsidiaries, any group of Holdco's Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

                       (4) orders the presentation of any plan or arrangement, compromise or reorganization of Holdco, HLI Parent, HLI or any Significant Subsidiaries or any group of Holdco's Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

                  and such order or decree remains unstayed and in effect for 60 consecutive days.

                  (b) A Default under clause (a)(iv) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify HLI of the Default and HLI does not cause such Default to be cured within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

                  (c) HLI shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice or the lapse

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of time or both would become an Event of Default, its status and what action HLI is taking or proposes to take with respect thereto.

Section 6.02.     ACCELERATION.

                  If any Event of Default (other than those of the type described in Section 6.01(ix) or (x)) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, and premium, if any, to be due and payable by notice in writing to HLI and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the "Acceleration Notice"), and the same shall become immediately due and payable.

                  In the case of an Event of Default specified in Section 6.01(a)(ix) or (x), all outstanding Notes shall become due and payable immediately without declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

                  At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:

                  (a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

                  (b) all existing Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by reason of such declaration of acceleration;

                  (c) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

                  (d) HLI has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

                  (e) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(a)(ix) or (x), the Trustee has received an Officers' Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

                  In the case of an Event of Default with respect to the Notes occurring by reason of any willful action or inaction taken or not taken by HLI or on HLI's behalf with the intention of avoiding payment of the premium that HLI would have been required to pay if HLI had then elected to redeem the Notes pursuant to Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs by reason of any willful action or inaction taken or not taken by HLI or on HLI's behalf with the intention of avoiding the premium required upon a redemption of the Notes under Section 3.07(a) or Section 3.07(c), then the premium specified in Section 3.07(a) or
Section 3.07(c), as applicable, shall also become immediately due and payable to the extent permitted by law upon acceleration of the Notes.

Section 6.03.     OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

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                  The Trustee may maintain a proceeding even if it does not
possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

Section 6.04.     WAIVER OF PAST DEFAULTS.

                  The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest on, the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. Upon any waiver of a Default or Event of Default such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.     CONTROL BY MAJORITY.

                  Subject to Section 7.01, Section 7.02(f) (including the Trustee's receipt of the security or indemnification described therein) and
Section 7.07, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

Section 6.06.     LIMITATION ON SUITS.

                  No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

                  (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from HLI;

                  (b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request to the Trustee to pursue a remedy;

                  (c) A Holder or Holders offer, and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee shall have failed to comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during the 60-day period the Holders of a majority in principal amount of the Notes then outstanding shall not have given the Trustee a direction inconsistent with the request.

                  The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

                  A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

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Section 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture (including Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.     COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01 (a)(i) or
(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against HLI for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to HLI (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     PRIORITIES.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  Third: to HLI or to such party as a court of competent jurisdiction shall direct.

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                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.     UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                    TRUSTEE

Section 7.01.     DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                           (i)      the duties of the Trustee shall be
         determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

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                  (e)      No provision of this Indenture shall require the
Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with HLI. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.     RIGHTS OF TRUSTEE.

                  Subject to TIA Section 315:

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from HLI shall be sufficient if signed by an Officer of HLI.

                  (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from HLI or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

                  (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

                  (h) The Trustee shall have no duty to inquire as to the performance of HLI's covenants herein.

                  (i) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

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Section 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with HLI or any Affiliate of HLI with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and 7.11.

Section 7.04.     TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for HLI's use of the proceeds from the Notes or any money paid to HLI or upon the HLI's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.     NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.     REPORTS BY TRUSTEE TO HOLDERS.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders shall be mailed to HLI and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). HLI shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07.     COMPENSATION AND INDEMNITY.

                  HLI shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. HLI shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  HLI shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article 7, "losses") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against HLI

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(including this Section 7.07) and defending itself against any claim (whether asserted by HLI or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or bad faith. The Trustee shall notify HLI promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify HLI shall not relieve HLI of its obligations under this Section 7.07, to the extent HLI has been prejudiced thereby. HLI shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to HLI and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and HLI shall pay the reasonable fees and expenses of such counsel. HLI need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. HLI need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee's own negligence or bad faith.

                  The obligations of HLI under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

                  To secure HLI's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(ix) or (x) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.     REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time upon 30 days' prior notice to HLI and be discharged from the trust hereby created by so notifying HLI. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and HLI in writing. HLI may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), HLI shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by HLI.

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                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, HLI, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to HLI. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided, however; that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, HLI's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, HLI, the Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an Indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.     ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned Subsidiary of a bank or trust company, or of a bank holding company, the principal Subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

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Section 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  HLI may, at its option and at any time, elect to have either
Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.     LEGAL DEFEASANCE AND DISCHARGE.

                  Upon HLI's exercise under Section 8.01 of the option applicable to this Section 8.02, Holdco and HLI shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance") and each Guarantor shall be released from all of its obligations under its guarantee. For this purpose, Legal Defeasance means that Holdco and HLI shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of HLI, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Special Interest, if any, on such Notes when such payments are due, (b) Holdco and HLI's obligations with respect to such Notes under Article 2 and Section 4.01 and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and HLI's obligations in connection therewith and (d) this Article 8. If HLI exercises under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this
Article 8, HLI may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03.     COVENANT DEFEASANCE.

                  Upon HLI's exercise under Section 8.01 of the option applicable to this Section 8.03, Holdco and HLI shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.05, 4.06 and
4.08 through 4.19, and the operation of Section 5.01(a)(v) and 5.01(b)(v), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance") and each Guarantor shall be released from all of its obligations under its guarantee with respect to such covenants in connection with such outstanding Notes, and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, Holdco, HLI and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such

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covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If HLI exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (a)(iv) (with respect to the covenants contained in Sections 4.05, 4.06 and 4.08 through 4.19), (v), (vi), (vii), (viii), (ix) and (x) (but in the case of clauses (ix) and (x) of Section 6.01, with respect to Significant Subsidiaries only or because of a failure of HLI to comply with Section 5.01(a)(v)).

Section 8.04.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.

                  The Legal Defeasance or Covenant Defeasance may be exercised only if:

                  (a) HLI irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes to maturity or redemption, as the case may be;

                  (b) HLI delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest, including Special Interest, if any, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest, including Special Interest, if any, when due on all the Notes to be defeased to maturity or redemption, as the case may be;

                  (c) 123 days pass after the deposit is made and during the 123-day period no Default described in clauses (a) (ix) or (x) under Section 6.01 occurs with respect to HLI or any other Person making such deposit which is continuing at the end of the period;

                  (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                  (e) such deposit does not constitute a default under any other agreement or instrument binding on HLI;

                  (f) HLI delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (g) in the case of the Legal Defeasance option, HLI delivers to the Trustee an Opinion of Counsel stating that:

                           (i) HLI has received from the Internal Revenue Service a ruling, or

                           (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance has not occurred;

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                  (h)      in the case of the Covenant Defeasance option, HLI
         delivers to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

                  (i) HLI delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by this Indenture.

Section 8.05. DEPOSITED CASH AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including HLI acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

                  HLI shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to HLI from time to time upon the request of HLI any cash or non-callable Government Securities held by it as provided in
Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.     REPAYMENT TO COMPANY.

                  The Trustee shall promptly, and in any event, no later than five (5) Business Days, pay to HLI after request therefor any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the HLI's Obligations then owing with respect to the Notes.

                  Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by HLI, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to HLI on its request or (if then held by HLI) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to HLI for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of HLI as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of HLI cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to HLI.

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Section 8.07.     REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then HLI's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if HLI makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, HLI shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     WITHOUT CONSENT OF HOLDERS OF NOTES.

                  Notwithstanding Section 9.02 of this Indenture, HLI, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

                  (a)      cure any ambiguity, omission, defect or
inconsistency;

                  (b) provide for the assumption by a Surviving Person of the obligations of Holdco and HLI under this Indenture;

                  (c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

                  (d) add additional Guarantors with respect to the Notes or release Guarantors from Note Guaranties as provided or permitted by the terms of this Indenture;

                  (e) secure the Notes, release all or any portion of any security interest, add to the covenants of Holdco or HLI for the benefit of the Holders or surrender any right or power conferred upon Holdco or HLI;

                  (f) make any change that does not adversely affect the rights of any Holder;

                  (g) comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act; or

                  (h) provide for the issuance of additional Notes in accordance with this Indenture.

Section 9.02.     WITH CONSENT OF HOLDERS OF NOTES.

                  Except as provided below in this Section 9.02, HLI and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, interest, if any, on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or

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compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

                  Without the consent of each Holder, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

                  (b) reduce the rate of, or extend the time for payment of, interest, including Special Interest, if any, on, any Note;

                  (c) reduce the principal of, or extend the Stated Maturity of, any Note;

                  (d) make any Note payable in money other than that stated in the Note;

                  (e) impair the right of any Holder to receive payment of principal of, premium, if any, and interest, including Special Interest, if any, on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Note Guaranty;

                  (f) subordinate the Notes or any Note Guaranty to any other obligation of HLI or the applicable Guarantor;

                  (g) release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest;

                  (h) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under
Section 3.07;

                  (i) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

                  (j) at any time after HLI is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto; or

                  (k) make any change in any Note Guaranty that would adversely affect the Holders.

                  HLI may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

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                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, HLI shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of HLI to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.     REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05.     NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. HLI in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. None of HLI nor any Guarantor may sign an amendment or supplemental indenture until its board of directors (or committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of HLI enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

                                  ARTICLE 10.

                                   GUARANTEES

Section 10.01.    GUARANTEE.

                  Subject to this Article 10, the Guarantors hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or

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otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and to the extent permitted by law, interest, and the due and punctual performance of all other obligations of HLI to the Holders or the Trustee under this Indenture, the Registration Rights Agreement or any other agreement with or for the benefit of the Holder or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                  Each Guarantor hereby agrees that its obligations with regard to its guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of HLI under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against HLI or any other obligor with respect to this Indenture, the Notes or the Obligations of HLI under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including, but not limited to: (a) any right to require any of the Trustee, the Holders or HLI (each a "Benefited Party"), as a condition of payment or performance by such Guarantor, to (1) proceed against HLI, any other guarantor (including any other Guarantor) of the Obligations under the guarantees or any other Person, (2) proceed against or exhaust any security held from HLI, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of HLI or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of HLI including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of HLI from any cause other than payment in full of the Obligations under the guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder,
(2) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the guarantees or any agreement related thereto, and notices of any extension of credit to HLI and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the guarantees. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05, each Guarantor hereby covenants that its guarantee shall not be discharged except by complete performance of the obligations contained in its guarantee and this Indenture.

                  If any Holder or the Trustee is required by any court or otherwise to return to HLI, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either HLI or the Guarantors, any amount paid by either to the Trustee or such Holder, this guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

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                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of this guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the guarantee.

Section 10.02.    LIMITATION ON GUARANTOR LIABILITY.

                  (a) Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of HLI's obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor "insolvent" (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing Debt immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or Trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).

                  (b) In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 10.2(a), the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

Section 10.03.    EXECUTION AND DELIVERY OF GUARANTEE.

                  To evidence its guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such guarantee in substantially the form included in Exhibit E attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

                  Each Guarantor hereby agrees that its guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such guarantee.

                  If an Officer whose signature is on this Indenture or on the guarantee no longer holds that office at the time the Trustee authenticates the Note on which a guarantee is endorsed, the guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in this Indenture on behalf of each Guarantor.

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Section 10.04.    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

                  Except as otherwise provided in Section 10.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another Person whether or not affiliated with such Guarantor unless:

                  (a) subject to Section 10.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or HLI) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture, the guarantee and any Registration Rights Agreements on the terms set forth herein or therein; and

                  (b)      Guarantor complies with the requirements of Article
5.

                  In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by Guarantor, such successor Person shall succeed to and be substituted for Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by HLI and delivered to the Trustee. All the guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such guarantees had been issued at the date of the execution hereof.

                  Except as set forth in Articles 4 and 5, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into HLI or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to HLI or another Guarantor.

Section 10.05.    Releases Following Sale of Assets.

                  In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary or a parent of HLI, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its guarantee; provided that the net proceeds of such sale or other disposition shall be subject to all applicable provisions of this Indenture, including Section 4.13. If a Restricted Subsidiary which is a Guarantor is designated as an Unrestricted Subsidiary in accordance with the provisions of Section 4.17, such Guarantor shall be released and relieved of any obligations under its guarantee. Upon delivery by HLI to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition or designation was made by HLI in accordance with the provisions of this Indenture, including Section 4.13, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its guarantee.

                  Any guarantor not released from its obligations under its guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture.

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

                                  ARTICLE 11.

                           SATISFACTION AND DISCHARGE

Section 11.01.    SATISFACTION AND DISCHARGE.

                  This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when either:

                  (a) all Notes that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by HLI and is thereafter repaid to HLI or discharged from the trust) have been delivered to the Trustee for cancellation; or

                  (b) (i) all Notes that have not been previously delivered to the Trustee for cancellation have become due and payable by their terms or have been called for redemption and HLI has irrevocably deposited or caused to be deposited with the Trustee as trust funds solely in trust for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation or redemption, for principal, premium, if any, and interest and Special Interest, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be; (ii) HLI has paid all other sums payable by HLI with respect to the Notes under this Indenture; and (iii) HLI has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be.

and, in the case of clause (a) or (b):

                  (x) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a Default under, any other instrument to which HLI is a party or by which HLI is bound; and

                  (y) HLI shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 11.02. DEPOSITED CASH AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 11.03, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 11.02, the "Trustee") pursuant to Section 11.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including HLI acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 11.03.    REPAYMENT TO HLI.

                  Any cash or U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by HLI, in trust for the payment of the principal of, premium, if any, or interest on, any

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

Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to HLI on its request or (if then held by HLI) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to HLI for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of HLI as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of HLI cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to HLI.

                                  ARTICLE 12.

                                  MISCELLANEOUS

Section 12.01.    TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 12.02.    NOTICES.

                  Any notice or communication by HLI and/or a Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other's address:

                  If to HLI or a Guarantor:

                  HLI Operating Company, Inc.
                  15300 Centennial Drive
                  Northville, Michigan 48167
                  Attention: General Counsel
                  Facsimile No.: (734) 737-2069

                  If to the Trustee:

                  U.S. Bank National Association
                  535 Griswold
                  Suite 550
                  Detroit, Michigan, 48226-3602
                  Attention: James Kowalski, Vice President
                  Facsimile No. (313) 963-9428

                  HLI or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to the Trustee or Holder) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holder shall be deemed duly given and effective only upon receipt.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If HLI mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03.    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. HLI, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

Section 12.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by HLI to the Trustee to take any action under any provision of this Indenture, HLI shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate, certificates of public officials or reports or opinions of experts.

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

Section 12.06.    RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS.

                  No past, present or future director, officer, employee, incorporator or stockholder of HLI, any successor Person or any Guarantor, as such, shall have any liability for any obligations of HLI or of the Guarantors under the Notes, this Indenture, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Section 12.08.    GOVERNING LAW.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of HLI, a Guarantor, or any of their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.    SUCCESSORS.

                  All covenants and agreements of HLI and the Guarantors in this Indenture and the Notes shall bind their successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.    SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.    COUNTERPART ORIGINALS

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.    TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14.    QUALIFICATION OF THIS INDENTURE.

                  HLI shall qualify this Indenture under the TIA in accordance with the terms and conditions of any Registration Rights Agreements and shall pay all reasonable costs and expenses

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

(including attorneys' fees and expenses for HLI, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from HLI any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of June 3, 2003.

                                        HLI OPERATING COMPANY, INC.

                                        By: _______________________________
                                            Name: James A. Yost
                                            Title: Chief Financial Officer

                                        HLI HOLDING COMPANY, INC., TO BE
                                        RENAMED HAYES LEMMERZ
                                        INTERNATIONAL, INC.

                                        By: _______________________________
                                            Name: James A. Yost
                                            Title: Vice President, Finance and
                                            Chief Financial Officer

                                        HLI PARENT COMPANY, INC.

                                        By: _______________________________
                                            Name: James A. Yost
                                            Title: Vice President, Finance

                                        HLI WHEELS HOLDING COMPANY, INC.

                                        By: _______________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HLI POWERTRAIN HOLDING COMPANY, INC.

                                        By: _______________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HLI COMMERCIAL HIGHWAY HOLDING
                                        COMPANY, INC.

                                        By: _______________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HLI BRAKES HOLDING COMPANY, INC.

                                        By: _______________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HLI SERVICES HOLDING COMPANY, INC.

                                        By: _______________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--LA
                                        MIRADA, INC.

                                        By:________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--SEDALIA,
                                        INC.

                                        By:________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--BOWLING
                                        GREEN, INC.

                                        By:________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        COMMERCIAL HIGHWAY, INC.

                                        By:________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        CALIFORNIA, INC.

                                        By:________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        GEORGIA, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        HOMER, INC

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        HOWELL, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        HUNTINGTON, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        KENTUCKY, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        MEXICO, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        OHIO, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        TEXAS, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        CMI, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        BRISTOL, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        CADILLAC, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        EQUIPMENT & ENGINEERING, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        LAREDO, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        MONTAGUE, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        PCA, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        PETERSBURG, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        SOUTHFIELD, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        TECHNICAL CENTER, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        TRANSPORTATION, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HAYES LEMMERZ INTERNATIONAL--
                                        WABASH, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HLI -- SUMMERFIELD REALTY CORP.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HLI REALTY, INC.

                                        By:_________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        HLI -- VENTURES, INC.

                                        By:________________________________
                                            Name: Patrick C. Cauley
                                            Title: Secretary

                                        U.S. BANK NATIONAL ASSOCIATION, AS
                                        TRUSTEE

                                        By:_________________________________
                                            Name: Stacey A. Pagliaro
                                            Title: Trust Officer

                                TABLE OF CONTENTS

                                                                                                      Page
ARTICLE 1         DEFINITIONS AND INCORPORATION BY REFERENCE.....................................       1

   Section 1.01.      Definitions................................................................       1
   Section 1.02.      Other Definitions..........................................................      28
   Section 1.03.      Incorporation by Reference of Trust Indenture Act..........................      29
   Section 1.04.      Rules of Construction......................................................      29

ARTICLE 2         THE NOTES......................................................................      30

   Section 2.01.      Form and Dating............................................................      30
   Section 2.02.      Execution and Authentication...............................................      30
   Section 2.03.      Registrar and Paying Agent.................................................      31
   Section 2.04.      Paying Agent to Hold Money in Trust........................................      31
   Section 2.05.      Holder Lists...............................................................      32
   Section 2.06.      Transfer and Exchange......................................................      32
   Section 2.07.      Replacement Notes..........................................................      43
   Section 2.08.      Outstanding Notes..........................................................      43
   Section 2.09.      Treasury Notes.............................................................      44
   Section 2.10.      Temporary Notes............................................................      44
   Section 2.11.      Cancellation...............................................................      44
   Section 2.12.      Defaulted Interest.........................................................      44
   Section 2.13.      CUSIP or ISIN Numbers......................................................      44
   Section 2.14.      Special Interest...........................................................      45
   Section 2.15.      Issuance of Additional Notes...............................................      45
   Section 2.16.      Record Date................................................................      45

ARTICLE 3         REDEMPTION AND PREPAYMENT......................................................      45

   Section 3.01.      Notices to Trustee.........................................................      45
   Section 3.02.      Selection of Notes to Be Redeemed..........................................      46
   Section 3.03.      Notice of Redemption.......................................................      46
   Section 3.04.      Effect of Notice of Redemption.............................................      47
   Section 3.05.      Deposit of Redemption Price................................................      47
   Section 3.06.      Notes Redeemed in Part.....................................................      47
   Section 3.07.      Optional Redemption........................................................      47
   Section 3.08.      Mandatory Redemption.......................................................      48
   Section 3.09.      Offers To Purchase.........................................................      48

ARTICLE 4         COVENANTS......................................................................      50

   Section 4.01.      Payment of Notes...........................................................      50
   Section 4.02.      Maintenance of Office or Agency............................................      51
   Section 4.03.      Reports....................................................................      51
   Section 4.04.      Compliance Certificate.....................................................      52
   Section 4.05.      Taxes......................................................................      52
   Section 4.06.      Stay, Extension and Usury Laws.............................................      52
   Section 4.07.      Corporate Existence........................................................      53
   Section 4.08.      Payments for Consent.......................................................      53
   Section 4.09.      Incurrence of Debt.........................................................      53
   Section 4.10.      Restricted Payments........................................................      55
   Section 4.11.      Liens......................................................................      57
   Section 4.12.      Issuance or Sale of Stock of Restricted Subsidiaries.......................      57
   Section 4.13.      Asset Sales................................................................      58
   Section 4.14.      Restrictions on Distributions from Restricted Subsidiaries.................      60
   Section 4.15.      Transactions with Affiliates...............................................      61

                                TABLE OF CONTENTS

                                                                                                      Page
   Section 4.16.      Sale and Leaseback Transactions............................................      62
   Section 4.17.      Designation of Restricted and Unrestricted Subsidiaries....................      62
   Section 4.18.      Repurchase at the Option of Holders Upon a Change of Control...............      64
   Section 4.19.      Future Guarantors..........................................................      64

ARTICLE 5         SUCCESSORS.....................................................................      64

   Section 5.01.      Merger, Consolidation or Sale of Assets of HLI and Guarantors..............      64
   Section 5.02.      Successor Corporation Substituted..........................................      66

ARTICLE 6         DEFAULTS AND REMEDIES..........................................................      66

   Section 6.01.      Events of Default..........................................................      66
   Section 6.02.      Acceleration...............................................................      68
   Section 6.03.      Other Remedies.............................................................      69
   Section 6.04.      Waiver of Past Defaults....................................................      69
   Section 6.05.      Control by Majority........................................................      69
   Section 6.06.      Limitation on Suits........................................................      69
   Section 6.07.      Rights of Holders to Receive Payment.......................................      70
   Section 6.08.      Collection Suit by Trustee.................................................      70
   Section 6.09.      Trustee May File Proofs of Claim...........................................      70
   Section 6.10.      Priorities.................................................................      71
   Section 6.11.      Undertaking for Costs......................................................      71

ARTICLE 7         TRUSTEE........................................................................      71

   Section 7.01.      Duties of Trustee..........................................................      71
   Section 7.02.      Rights of Trustee..........................................................      72
   Section 7.03.      Individual Rights of Trustee...............................................      73
   Section 7.04.      Trustee's Disclaimer.......................................................      73
   Section 7.05.      Notice of Defaults.........................................................      73
   Section 7.06.      Reports by Trustee to Holders..............................................      73
   Section 7.07.      Compensation and Indemnity.................................................      74
   Section 7.08.      Replacement of Trustee.....................................................      74
   Section 7.09.      Successor Trustee by Merger, etc...........................................      76
   Section 7.10.      Eligibility; Disqualification..............................................      76
   Section 7.11.      Preferential Collection of Claims Against Company..........................      76

ARTICLE 8         LEGAL DEFEASANCE AND COVENANT DEFEASANCE.......................................      76

   Section 8.01.      Option to Effect Legal Defeasance or Covenant Defeasance...................      76
   Section 8.02.      Legal Defeasance and Discharge.............................................      76
   Section 8.03.      Covenant Defeasance........................................................      77
   Section 8.04.      Conditions to Legal or Covenant Defeasance.................................      77
   Section 8.05.      Deposited Cash and Government Securities to be Held in Trust;
                      Other Miscellaneous Provisions.............................................      78
   Section 8.06.      Repayment to Company.......................................................      79
   Section 8.07.      Reinstatement..............................................................      79

ARTICLE 9         AMENDMENT, SUPPLEMENT AND WAIVER...............................................      79

   Section 9.01.      Without Consent of Holders of Notes........................................      79
   Section 9.02.      With Consent of Holders of Notes...........................................      80
   Section 9.03.      Compliance with Trust Indenture Act........................................      81
   Section 9.04.      Revocation and Effect of Consents..........................................      81
   Section 9.05.      Notation on or Exchange of Notes...........................................      81

                                TABLE OF CONTENTS

                                                                                                      Page
   Section 9.06.      Trustee to Sign Amendments, etc............................................      82

ARTICLE 10        GUARANTEES.....................................................................      82

   Section 10.01.     Guarantee..................................................................      82
   Section 10.02.     Limitation on Guarantor Liability..........................................      83
   Section 10.03.     Execution and Delivery of Guarantee........................................      84
   Section 10.04.     Guarantors May Consolidate, etc., on Certain Terms.........................      84
   Section 10.05.     Releases Following Sale of Assets..........................................      84

ARTICLE 11        SATISFACTION AND DISCHARGE.....................................................      85

   Section 11.01.     Satisfaction and Discharge.................................................      86
   Section 11.02.     Deposited Cash and Government Securities to be Held in Trust;
                      Other Miscellaneous Provisions.............................................      86
   Section 11.03.     Repayment to HLI...........................................................      86

ARTICLE 12        MISCELLANEOUS..................................................................      86

   Section 12.01.     Trust Indenture Act Controls...............................................      86
   Section 12.02.     Notices....................................................................      86
   Section 12.03.     Communication by Holders of Notes with Other Holders of Notes..............      87
   Section 12.04.     Certificate and Opinion as to Conditions Precedent.........................      87
   Section 12.05.     Statements Required in Certificate or Opinion..............................      88
   Section 12.06.     Rules by Trustee and Agents................................................      88
   Section 12.07.     No Personal Liability of Directors, Officers, Employees and Shareholders...      88
   Section 12.08.     Governing Law..............................................................      88
   Section 12.09.     No Adverse Interpretation of Other Agreements..............................      88
   Section 12.10.     Successors.................................................................      88
   Section 12.11.     Severability...............................................................      89
   Section 12.12.     Counterpart Originals......................................................      89
   Section 12.13.     Table of Contents, Headings, etc...........................................      89
   Section 12.14.     Qualification of this Indenture............................................      89

                              CROSS-REFERENCE TABLE

TIA Section                                                                                     Indenture
                                       Reference                                                 Section
310(a)(1)...............................................................................       7.10
(a)(2)..................................................................................       7.10
(a)(3)..................................................................................       N.A.
(a)(4)..................................................................................       N.A.
(a)(5)..................................................................................       7.10
(b).....................................................................................       7.08, 7.10
(c).....................................................................................       N.A.
311(a)..................................................................................       7.11
(b).....................................................................................       7.11
(c).....................................................................................       N.A.
312(a)..................................................................................       2.05
(b).....................................................................................       12.03
(c).....................................................................................       12.03
313(a)..................................................................................       7.06
(b)(1)..................................................................................       N.A.
(b)(2)..................................................................................       7.06, 7.07
(c).....................................................................................       7.06,
(d).....................................................................................       12.02
314(a)..................................................................................       4.03, 4.04,
                                                                                               12.02
(b).....................................................................................       N.A.
(c)(1)..................................................................................       12.04
(c)(2)..................................................................................       12.04
(c)(3)..................................................................................       N.A.
(d).....................................................................................       N.A.
(e).....................................................................................       12.05
315(a)..................................................................................       7.01
(b).....................................................................................       7.05,
                                                                                               12.02
(c).....................................................................................       7.01
(d).....................................................................................       7.01
(e).....................................................................................       6.11
316(a) (last sentence)..................................................................       2.09
(a)(1)(A)...............................................................................       6.05
(a)(1)(B)...............................................................................       6.04
(a)(2)..................................................................................       N.A.
(b).....................................................................................       6.07
317(a)(1)...............................................................................       6.08
(a)(2)..................................................................................       6.09
(b).....................................................................................       2.04
318(a)..................................................................................       12.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                                                       EXHIBIT A
================================================================================

                                 (Face of Note)

                          10 1/2% SENIOR NOTES DUE 2010

               No.______                                               CUSIP
 _____________

              US$_____                                                 ISIN:
$_____________

                           HLI OPERATING COMPANY, INC.

promises to pay to CEDE & CO., INC. or its registered assigns, the principal sum of _________________ Dollars ($______________) on June 15, 2010.

Interest Payment Dates: June 15 and December 15, commencing December 15, 2003.

Record Dates: June 1 and December 1.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

                                                     HLI OPERATING COMPANY, INC.

                                                     By:_______________________
                                                        Name:
                                                        Title:

                  This is one of the Global

                  Notes referred to in the

                  within-mentioned Indenture:

                  U.S. BANK NATIONAL ASSOCIATION

                  as Trustee

                  By:______________________________________

                                    Authorized Signatory

                  Dated:

                                 (Back of Note)

                          10 1/2% SENIOR NOTES DUE 2010

                  [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY: (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES; (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT; (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT; OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

                           [THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS
DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                           UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART
FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. HLI Operating Company, Inc., a Delaware corporation (the "Company"), promises to pay interest (as defined in the Indenture) on the principal amount of this Note at 10 1/2% per annum until maturity and shall pay Special Interest, if any, as provided in the Registration Rights Agreement relating to these Notes. The Company shall pay interest semi-annually in arrears in cash on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 3, 2003; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on June 1 or December 1 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or

Registrar without notice to any Holder. The Company, any Guarantor or any of their Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture, dated as of June 3, 2003 ("Indenture"), among the Company, Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         5.       OPTIONAL REDEMPTION.

                  (a) At any time prior to June 15, 2007, the Company may redeem all or any portion of the Notes, at once or over time, upon required notice under the Indenture at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) the sum of the present values of (1) the redemption price of the Notes at June 15, 2007 (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date through June 15, 2007, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 75 basis points, plus, in the case of either clause (i) or (ii), accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

                  (b) At any time and from time to time prior to June 15, 2006, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the proceeds of one or more Public Equity Offerings at a redemption price equal to 110.50% of the principal amount hereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) remains outstanding. Any such redemption shall be made within 75 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

                  (c) At any time or after June 15, 2007, the Company may redeem all or a part of the Notes upon notice in accordance with Section 3.03 of the Indenture, at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on June 15 of the years set forth below, and are expressed as percentages of principal amount:

Year                                                                                        Percentage
2007.....................................................................................    105.250%
2008.....................................................................................    102.625%
2009 and thereafter......................................................................    100.000%

                  (d) Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

         6.       MANDATORY REDEMPTION. Except as set forth in Sections 4.13 and
4.18 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7.       REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control, the Company shall, within 30 days of a change of control, make an offer, pursuant to
Section 4.18 and the procedures set forth in Section 3.09 of the Indenture, to all Holders to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes at a purchase price, in cash, equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the Purchase Date.

                  (b) When the aggregate amount of Excess Proceeds from Asset Sales consummated by Holdco or a Restricted Subsidiary exceeds $20 million (taking into account income earned on such Excess Proceeds, if any), the Company shall make an offer to repurchase (the "Prepayment Offer") the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with
Section 4.13 and the procedures (including prorating in the event of oversubscription) set forth in Section 3.09 of the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Notes for repurchase in accordance with Section 3.09 of the Indenture, Holdco or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero.

         8. NOTICE OF REDEMPTION. Notices of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any then outstanding, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, interest, if any, on the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to (i) cure any ambiguity, omission, defect or inconsistency; (ii) provide for the assumption by a Surviving Person of the obligations of Holdco and the Company under the Indenture; (iii) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (iv) add additional Guarantors with respect to the Notes or release Guarantors from Note Guaranties as provided or permitted by the terms of the Indenture; (v) secure the Notes, release all or any portion of any security interest, add to the covenants of Holdco or the Company for the benefit of the Holders or surrender any right or power conferred upon Holdco or the Company; (vi) make any change that does not adversely affect the rights of any Holder; (vii) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or (viii) provide for the issuance of additional Notes in accordance with the Indenture.

         12. DEFAULTS AND REMEDIES. Each of the following constitutes an Event of Default with respect to the Notes: (i) failure to make the payment of any interest, including Special Interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;
(ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (iii) failure to comply with Section 5.01 of the Indenture; (iv) failure to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (i), (ii) or (iii)), and such failure continues for 30 days after written notice is given to the Company as provided below; (v) a default under any Debt in an aggregate amount in excess of $20.0 million by Holdco or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity (the "cross acceleration provisions"); (vi) any judgment or judgments for the payment of money in an aggregate amount in excess of $20.0 million (net of applicable insurance, if any, that is not subject to any reservation of rights by the insurer) that shall be rendered against Holdco or any Restricted Subsidiaries and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions"); (vii) any Note Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Note Guaranty) or any Guarantor denies or disaffirms its obligations under its Note Guaranty (the "guaranty provisions");
(viii) any security interest shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or the release thereof in accordance with its terms, or any security interest created thereunder shall be declared invalid or unenforceable or the Company or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the "security default provisions"); or
(ix) certain events of bankruptcy, insolvency or reorganization affecting the Company, the Guarantors or any of their Significant Subsidiaries.

         If any Event of Default (other the Events of Default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default or (i) in the payment of the principal of, premium, if any, or interest on, the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

         14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Indenture, the Notes, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of June 3, 2003, among the Company, the Guarantors and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more Registration Rights Agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of such Additional Notes.

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption or notices of Offers to Purchase as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or notice of an Offer to Purchase and reliance may be placed only on the other identification numbers printed thereon and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.

                  19. COPY OF INDENTURE. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Hayes Lemmerz International, Inc. 15300 Centennial Drive, Northville, Michigan 48167, Attention: Corporate Counsel.

         19. GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                       Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.13 or 4.18 of the Indenture, check the box below:

[ ]      Section 4.13

[ ]      Section 4.18

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $_____________________

Date:__________________              Your Signature:_________________________
                                    (Sign exactly as your name appears on the
face of this Note)

                                    Tax Identification No.:
                                    ________________________________________

                                    SIGNATURE                      GUARANTEE:

                                    _______________________________________

                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

_______________________________________________________________________________

            (Insert assignee's social security or other tax I.D. no.)
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
                  as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ______________

                                    Your Signature:____________________________
                                    (Sign exactly as your name appears on the face of this Note)

                                    Signature Guarantee:_______________________

                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                             Principal Amount
                             Amount of                                      of this Global Note          Signature of
                            decrease in           Amount of increase          following such         authorized signatory
                          Principal Amount       in Principal Amount           decrease (or              of Trustee or
Date of Exchange        of this Global Note      of this Global Note             increase)              Note Custodian

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, Michigan 48167
Attention: General Counsel

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Services
Facsimile No.: (646) 835-5613

Re:      10 1/2% Senior Notes due 2010

                  Reference is hereby made to the Indenture, dated as of June 3, 2003 (the "Indenture"), among Hayes Lemmerz International, Inc., as issuer (the "Company"), the Guarantors party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

                  1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                           (a)      [ ] CHECK IF TRANSFER IS PURSUANT TO RULE
         144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                           (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                           (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ____________________________________
                                        [Insert Name of Transferor]

                                        By:_________________________________
                                           Name:
                                           Title:

                                        Dated: ______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

                  1.       The Transferor owns and proposes to transfer the
                            following:

                                      [CHECK ONE OF (a) OR (b)]

                  (a)      [ ] a beneficial interest in the:

                   (i)     [ ] 144A Global Note (CUSIP _________), or

                   (ii)    [ ] Regulation S Global Note (CUSIP _________), or

                   (iii)   [ ] IAI Global Note (CUSIP _________); or

                  (b)      [ ] a Restricted Definitive Note.

                  2.       After the Transfer the Transferee will hold:

                                      [CHECK ONE OF (a), (b) OR (c)]

                  (a)      [ ] a beneficial interest in the:

                   (i)     [ ] 144A Global Note (CUSIP _________), or

                   (ii)    [ ] Regulation S Global Note (CUSIP _________), or

                   (iii)   [ ] Unrestricted Global Note (CUSIP _________); or

                  (b)      [ ] a Restricted Definitive Note; or

                  (c)      [ ] an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, Michigan 48167
Attention: General Counsel

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Services
Facsimile No.: (646) 835-5613

Re:      10 1/2% Senior Notes due 2010

                  Reference is hereby made to the Indenture, dated as of June 3, 2003 (the "Indenture"), among Hayes Lemmerz International, Inc., as issuer (the "Company"), the Guarantors party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

                           (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                           (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                           (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                           (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

                           (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                           (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            ____________________________________
                                                [Insert Name of Transferor]

                                            By:____________________________
                                               Name:
                                               Title:

                                            Dated: ______________________

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, Michigan 48167
Attention: General Counsel

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Services
Facsimile No.: (646) 835-5613

         Re:          101/2% Senior Notes due 2010

                  Reference is hereby made to the Indenture, dated as of June 3, 2003 (the "Indenture"), among HLI Operating Company, Inc., as issuer (the "Company"), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of [$_________ (must be at least $250,000)] aggregate principal amount of:

                  (a)  [ ] a beneficial interest in a Global Note, or

                  (b)  [ ] a Definitive Note,

                           we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                                       _________________________________________
                                         [Insert Name of Accredited Investor]

                                       By:_____________________________________
                                          Name:
                                          Title:

Dated: _______________________

                                    EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

                  For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, hereby unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of June 3, 2003 (the "Indenture"), among HLI Operating Company, Inc., as issuer (the "Company"), the Guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Notes and the Indenture, all in accordance with the terms of the Notes and the Indenture; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration pursuant to Section 6.02 of the Indenture, redemption or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the guarantee. Except to the extent provided in the Indenture, including Sections 8.02, 8.03 and 10.05 thereof, this guarantee shall not be discharged except by complete performance of the obligations contained herein and in the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

                            [Signature page follows]

                                                     [GUARANTORS]

                                                     By:_______________________
                                                        Name:
                                                        Title: